                                                                        10/20/97
                                 GROUND LEASE
                                 ------------

     AGREEMENT made this 20th day of October, 1997, effective as of October 1, 1997, between MARKET SQUARE EAST, INC., a U.S. Virgin Islands corporation, with a mailing address of P.O. Box 7020, St. Thomas, U.S. Virgin Islands 00801, hereinafter referred to as Lessor, and CULUSVI, INC., a U.S. Virgin Islands corporation, with a mailing address of 12410 S.E. 32nd Street, Bellevue, Washington 98005, hereinafter referred to as Lessee.

                                  SECTION ONE
                DEMISE, DESCRIPTION, AND USE OF DEMISED PREMISES

     Lessor leases to Lessee, for the purpose of constructing and operating a facility, which shall consist of a floor space of not less than Thirty Six Thousand (36,000) square feet, for the following use (the "Permitted Use"):

          1. A discount retail supermarket and general merchandiser with loading dock area; and for no other purpose, those certain premises with the appurtenances, generally known and described as Lease Area A of Parcel No. 1-2 Estate Donoe, No. 2 New Quarter, St. Thomas, U.S. Virgin Islands consisting of 46,538 square feet for all purposes of this Lease, more or less, (36,000 square feet, more or less, for the building (the "Building Area") and 10,538 square feet, more or less, for the loading dock area and perimeter space around the building to be constructed (the "Dock Area")), as more particularly shown and described on the survey plan drawing and metes and bounds description attached hereto as Exhibit A and made a part hereof (the "Demised Premises") in the property known as Market Square East which is comprised of Parcel No. 1-2 Estate Donoe, No. 2A New Quarter, St. Thomas, U.S. Virgin Islands as shown on P.W.D. Drawing No. A9-369-T89 (the "Property"). As used herein, the term "Demised Premises" refers to the real property above described and to any improvements located thereon from time to time during the term hereof.

                                  SECTION TWO
                                     TERM

     The initial term of this Lease shall be for twenty (20) years, commencing on October 1, 1997, and ending on September 30, 2017. As used herein the expression "term hereof" refers to such initial term and to any renewal thereof as hereinafter provided.

                                 SECTION THREE
                                      RENT

     (a) Basic Rent. Subject to adjustment as provided below, the rent for the
         ----------
initial term for the Building Area shall be THREE and 90/100 DOLLARS ($3.90) per square foot of land and for the Dock Area shall be TWO and 25/100 DOLLARS ($2.25) per square foot of land of which the Demised Premises are comprised per annum (the "Basic Rent") payable in equal monthly installments of THIRTEEN THOUSAND SIX HUNDRED SEVENTY FIVE and 88/100
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DOLLARS ($13,675.88) per month commencing on the Rent Commencement Date as hereafter defined.

     (b) Rent Commencement Date. Lessee shall be liable for Basic Rent
         ----------------------
commencing October 1, 1997 (the "Rent Commencement Date").

     (c) Rent Adjustments. During the term hereof, Additional Rent shall be
         ----------------
computed as follows:

     If on the first day of a Lease Year the Consumer Price Index of the United States Bureau of Labor Statistics for All Urban Consumers (CPI-U), 1982-84 Base, All Items, U.S. City Average, as published by the Bureau of Labor Statistics of the United States Department of Labor ("Index") for the last month of the Lease Year (September), shall be greater than the level of the Index for the last month of the previous Lease Year (September) ("Base Level"), Lessee shall pay to Lessor the Basic Rent plus the Additional Rent computed as follows:

          (i) After each Lease Year, the Index for the final month of such Lease Year ("Annual Level") shall be determined.

          (ii) If the Annual Level for such Lease Year shall exceed the Base Level, the percentage by which the Annual Level exceeds the Base Level shall constitute the Percentage of Increase ("Percentage of Increase").

          (iii) The Basic Rent shall be multiplied by the Percentage of Increase; the resulting amount thereof shall be deemed the Additional Rent for the next succeeding Lease Year.

          (iv) The Additional Rent for a Lease Year shall be payable in equal monthly installments, in advance, on the first day of each calendar month during such Lease Year.

          (v) For each succeeding Lease Year, the Basic Rent for purposes of computing any Additional Rent for the ensuing Lease Year shall be the sum of Basic Rent plus Additional Rent from the previous Lease Year.

          (vi) If the compilation or publication of the Index shall be revised or discontinued, there shall be substituted therefor its successor, or, if no successor is designated, any other index acceptable to Lessor and Lessee, it being understood that such an index shall be utilized at all times so that, in the event of a failure of Lessor and Lessee to agree upon a mutually acceptable index, Lessor may designate the same. It is the intent of the parties that any such successor index should accurately reflect as nearly as reasonably possible the compilations and figures formerly set forth in the Index.

     Nothing contained in any provision of this Lease dealing with the adjustments of the Base Rent or Additional Rent shall be construed so as to reduce the rent due and payable for any Lease Year below the rental paid by Tenant during the preceding Lease Year. If during the Lease Term, the Index declines so as to cause the Additional Rent computed in accordance with the terms of this Section Three (c) hereof to be less than the Additional Rent for the preceding Lease Year, the

Additional Rent for the current Lease Year shall be the same as the preceding Lease Year.

     The term "Lease Year" is defined to mean a period of twelve (12) consecutive calendar months, the first Lease Year ("First lease Year") to commence on October 1, 1997, the Rent Commencement Date, and each succeeding Lease Year to commence on the first day of October. Any portion of the Lease Term which is less than a Lease Year as hereinbefore defined shall be deemed a "Partial Lease Year". Any reference in this Lease to a "Lease Year" shall, unless the context clearly indicates otherwise, be deemed to be a reference to a "Partial Lease Year" if the period in question involves less than a period of twelve (12) consecutive calendar months.

     (d)  Additional Rent. Additional rent may also be due and payable to Lessor
          ---------------
in accordance with other terms and provisions of this Lease.

     (e)  Construction Period Rent. For a period not to exceed eight and one
          ------------------------
half (8 1\2) months after the Rent Commencement Date, Basic Rent shall be abated, and commencing on the sooner of the date of substantial completion of the improvements to be built on the Demised Premises or May 15, 1998, rents shall be payable in the amount set forth in Section Three (a) above prorated for the partial month.

     (f)  Interest. Interest ("Interest") shall accrue at the rate of EIGHTEEN
          --------
(18%) percent per annum, from and after five (5) days following the due date of any payment of Basic Rent or Additional Rent.

     (g)  No Waiver by Lessor. Any delay or failure by Lessor for any Lease Year
          -------------------
in computing or billing Lessee for the adjustment in the Additional Rent as herein provided shall not constitute a waiver of or in any way impair the continuing obligation of Lessee to pay the Additional Rent. Notwithstanding any expiration or termination of this Lease prior to the Expiration Date, Lessee's obligation to pay rent as determined under this Article shall continue and shall cover the period up to the Expiration Date, and shall survive any expiration or termination of this Lease.

     (h)  Late Fees and Returned Check Charges. In addition to the Interest
          ------------------------------------
provisions set forth above, any payment of Basic Rent or Additional Rent not received by the Lessor within ten (10) days from the date on which said payment is due shall be assessed a late charge of five (5%) percent of the amount due (the "Late Charge"); provided, however, that the late charge provided herein shall not apply so long as Lessee arranges for a direct debit from its U.S. Virgin Islands bank account for the benefit of the Lessor and such direct debit clear's Lessee's account, is actually paid to Lessor and represents all Basic Rent, Additional Rent, Common Area Charges and all other amounts due and owing to Lessor.

     Any checks tendered as payment of Basic Rent or Additional Rent which are returned by the Lessor's bank for any reason whatsoever, except deficiencies in the Lessor's endorsement of the check, shall result in a charge to the Lessee in the amount of Twenty Five Dollars ($25.00) or such amount as may be charged by Lessor's Bank, whichever is greater (the "Returned Check

Charge").

     Both the Late Charge and the Returned Check Charge are hereby deemed to be added to the Basic Rent or Additional Rent, when applicable.

     (i)  Rent Increase in the Last Option Term. In addition to Basic Rent and
          -------------------------------------
Additional Rent to be computed pursuant to Section 3(c) hereof, the Lessee shall pay to the Lessor during the final Option Term, if exercised, an additional seven and one half percent (7.5%) of the sum of Basic Rent and Additional Rent computed during the final Option Term. Said Option Term rental increase shall be paid in equal monthly installments on the same dates as Basic Rent and Additional Rent are due.

                                  SECTION FOUR
                    WARRANTIES OF TITLE AND QUIET POSSESSION

     Lessor covenants that Lessor is seized of the Demised Premises in fee simple and has full right to make this Lease and that, provided Lessee is not in default hereunder and, subject to the terms and conditions of this Lease, Lessee shall have quiet and peaceable possession of the Demised Premises during the term hereof, subject to any easements, covenants or other encumbrances of record.

                                  SECTION FIVE
                             DELIVERY OF POSSESSION

     On or before December 22, 1997, Lessor shall have completed grading of the Property sufficient for the Lessee to gain access to the Demised Premises and to commence construction of the improvements thereon in accordance with Section Thirteen hereof.

     Prior to substantial completion as defined in Section Thirteen (e), Lessor shall ensure that:

     (a) there is adequate access to the Demised Premises from a public way and the parking area is available for use; and
     (b) sewer, power and telephone lines are available at or near the boundary lines of the Demised Premises.

     Lessor agrees to commence construction of the infrastructure for Market Square East within five (5) business days of the date of execution hereof by the Tenant. Lessor further agrees to substantially complete the infrastructure for Market Square East in accordance with the plans and specifications by June 15, 1998 (the "Delivery Date").

     If Lessor fails to substantially complete the infrastructure for Market Square East in accordance with the plans and specifications by the Delivery Date, and no casualty has occurred at the Demised Premises, no unforseen site conditions and no adverse Acts of God have struck the

Virgin Islands, then Lessee shall be entitled to a credit towards future rent in the amount of one thirtieth 1/30th) of the monthly rental for each day of delay including weekends and holidays. Additionally, in the event that Lessee is in a position to open for business on June 15, 1998, but is precluded from doing so due to Lessor's failure to complete the infrastructure for Market Square East, Lessor shall pay to Lessee the difference between the Basic Rent and $15,000.00 prorated for each day of delay, including weekends and holidays. For purposes of the preceding sentence, the phase "in a position to open for business" shall be construed in the most comprehensive sense including the Lessee being fully stocked and prepared to sell inventory to the retail public.

  In the event an Act of God or other casualty destroys more than fifty percent (50%) of the infrastructural development of Market Square East then constructed prior to the Delivery Date, the Delivery Date shall be extended an additional one hundred eighty (180) days. In such event, if the infrastructure of Market Square East is not substantially completed by the extended Delivery Date, then Lessee shall be entitled to a credit towards future rent in the amount of one thirtieth (1/30th) of the monthly rental for each day of delay. Notwithstanding anything in this Lease to the contrary, if, despite its diligent efforts, Lessor cannot deliver possession of the Demised Premises to Lessee on or before February 22, 1998, this Lease shall be voidable by Lessee upon written notice to Lessor unless Lessor has substantially completed the access to and grading of the Property as provided above, in which case the rent credit provisions shall control and this Lease shall remain in effect.

                                  SECTION SIX
                                USES PROHIBITED

  Lessee shall not use, or permit the Demised Premises, or any part thereof, to be used, for any purpose other than the purpose or purposes for which the Demised Premises are hereby leased; and no use shall be made or permitted to be made of the Demised Premises, or acts done, which will cause a cancellation of any insurance policy covering buildings to be located on the Demised Premises, or any part thereof, nor shall Lessee sell, or permit to be kept, used, or sold, in or about the Demised Premises, any article which may be prohibited by the standard form of fire insurance policies. Lessee shall, at its sole cost, comply with all requirements, pertaining to the Demised Premises, of any insurance organization or company, necessary for the maintenance of insurance, as herein provided, covering any building and appurtenances at any time located on the Demised Premises.

                                 SECTION SEVEN
                         WASTE AND NUISANCE PROHIBITED

  During the term of this Lease, Lessee shall comply with all applicable laws affecting the Demised Premises, the breach of which might result in any penalty on Lessor or forfeiture of Lessor's title to the Demised Premises. Lessee shall not commit, or suffer to be committed, any waste on the Demised Premises, or any nuisance.

                                 SECTION EIGHT
                        ABANDONMENT OF DEMISED PREMISES

  Lessee shall not vacate or abandon the Demised Premises at any time during the term hereof; if Lessee shall abandon, vacate or surrender the Demised Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Demised Premises shall be deemed to be abandoned, at the option of the Lessor, except such property as may be encumbered to Lessor.

                                  SECTION NINE
                            LESSOR'S RIGHT OF ENTRY

  Lessee shall permit Lessor and the agents and employees of Lessor to enter into and upon the Demised Premises at all reasonable times for the purposes of inspecting the same, or for the purpose of posting notices of non-responsibility for alterations, additions, or repairs, without any rebate of rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Demised Premises thereby occasioned (so long as such activities do not substantially interfere with Lessee's business operations), and shall permit Lessor and its agents and employees, at any time within the last one year prior to the expiration of this Lease, to place on the Demised Premises any usual or ordinary "To Let" or "To Lease" signs and exhibit the Demised Premises to prospective lessees at reasonable hours.

                                  SECTION TEN
                                   SUBLETTING

  (a) Lessor's Written Consent Required. Lessee may not sublet the improvements
      ---------------------------------
located on the Demised Premises in whole or in part without Lessor's prior written consent and a consent to a sublease shall not be deemed a consent to any subsequent sublet. The making of any such sublease shall not release Lessee from, or otherwise affect in any manner, any of Lessee's obligations hereunder. Any such sublet without such consent shall be void, and shall, at the option of Lessor, terminate this Lease.

  (b) Additional Rent to Lessor for Subleases. In the event that Lessee
      ---------------------------------------
subleases, licenses or otherwise permits any use or occupancy (collectively, "Subleases") of all or any portion(s) of the improvements located on the Demised Premises during the term hereof after obtaining Lessor's written consent in accordance with paragraph (a) of this Section Ten, then Lessee shall pay to Lessor additional rent in the amount of fifteen percent (15%) of the gross rent received from such sublessee(s) (the "Sublease Rent"). Said additional rent shall be due and payable to Lessor according to the same schedule for payment of rent applicable to the sublessee under the Sublease(s), but in no event less than once every month. Any failure to make said additional rent payments to Lessor shall be deemed a default hereunder. Notwithstanding the foregoing, Lessee shall not be liable for Sublease Rent unless and until a total of THREE THOUSAND SIX HUNDRED (3,600) square feet of the building located on the Demised Premises is subleased at which time Sublease Rent shall be due for all subleases.

                                SECTION ELEVEN
                                    NOTICES

  All notices, demands, or other writings in this Lease provided to be given or made or sent, or which may be given or made or sent, by either party hereto to the other, shall be deemed to have been fully given or made or sent when made in writing and deposited in the United States mail, registered and postage prepaid, and addressed as follows:

          TO LESSOR:      Market Square East, Inc.
                          P.O. Box 7020
                          St. Thomas, U.S.V.I. 00801

          with a copy to: Henry C. Smock, Esq.
                          Law Offices of Henry C. Smock
                          P.O. Box 1498
                          Suite B-22 Palm Passage
                          Charlotte Amaile
                          St. Thomas, U.S. Virgin Islands 00804

          TO LESSEE:      CULUSVI, Inc.
                          12410 S.E. 32nd Street
                          Bellevue, Washington 98005

          with a copy to: A. James Casner III, Esq.
                          Dudley, Topper and Feuerzeig
                          P.O. Box 756
                          No. lA Frederiksberg Gade
                          Charlotte Amalie
                          St. Thomas, U.S. Virgin Islands 00804

  The address to which any notice, demand, or other writing may be given or made or sent to any party as above provided may be changed by written notice given by such party as above provided. Provided, however, that the failure to provide a copy of any notice to the counsel named above shall not affect the efficacy of such notice.

                                 SECTION TWELVE
                             TAXES AND ASSESSMENTS

  During the Lease Term and any Option Term, Lessee shall pay to Lessor, as Additional Rent, the amount determined in accordance with this Section for real estate taxes assessed against that portion of the Property which comprises the Common Areas of Market Square East and the Demised Premises. The amount payable by Lessee shall be such amount determined as follows: the total sum assessed for the land and improvements comprising the Demised Premises, plus an amount determined by multiplying the assessed real estate tax on the land comprising the Property on which the Common Areas are located by a fraction, the numerator of which shall be the Floor Space of the improvements located on the Demised Premises and the denominator of which shall be the net square footage of lease space located in Market Square East. As soon as practical after Lessor's receipt of the real estate tax assessment each year, Lessor will submit to Lessee a statement showing the real estate tax assessment, and the calculation for determining the amount due from Lessee. The amount so determined shall be paid by Lessee within thirty (30) days of receipt of such statement from Lessor.

  Lessee agrees throughout the term of this Lease and any applicable Option Term to pay as Additional Rent Gross Receipts Taxes levied by the Government but only in excess of 4.00% of such levy which shall or may during the term of this Lease and Option Term be levied, assessed, imposed, become due and payable out of, or for, the Demised Premises or any part thereof or any land, buildings or other improvements now or at any time hereafter constituting a part of the Demised Premises, including interest on installment payments and all costs and fees (excluding attorneys' fees) incurred by the Lessor in contesting the same and\or negotiating with the public authorities as to the same.

                               SECTION TWELVE A
                      COMMON AREA CHARGES AND ASSESSMENTS

  (a)   Common Areas.    Lessor shall make available within the Property within
        ------------
one (1) year of the Rent Commencement Date such areas and facilities ("Common Areas") including, but not limited to a parking area containing not less than 235 parking spaces, walkways, entrances, directory signs, and other like public facilities used by Lessor for the operation, maintenance and management of the Property, as Lessor shall deem appropriate. Lessor shall operate, manage, equip, light, repair replace and maintain the Common Areas for their intended purposes, all in such manner as Lessor shall in its sole discretion determine. Lessee agrees that Lessor may, at any time and from time to time, increase, reduce or change the number, type, size, location, elevation, nature and use of any of the Common Areas, make installations therein, move and remove the same. If the Common Areas, be changed, altered or diminished, Lessor shall not be subject to any liability to Lessee and Lessee shall not be entitled to any compensation or diminution or abatement of rent, nor shall any such change, alteration or diminution be deemed to be a constructive or action eviction. Notwithstanding the foregoing, the total number of parking spaces shall not fall below 235, nor shall the ratio of under roof square footage to available parking spaces as of the date of execution of this Lease change without the Lessor providing such additional parking spaces as may be required to maintain the foregoing ratio.

  (b)   Use of Common Areas. Lessee and its concessionaires, offices, employees,
        -------------------
agents, customers and invitees shall have the nonexclusive right, in common with Lessor and all others to whom Lessor has granted or may hereafter grant rights, to use the Common Areas, subject to such reasonable rules and regulations as Lessor may from time to time impose. Lessee further agrees, after notice thereof, to abide by such rules and regulations and to use its best efforts to cause its concessionaires, officers, employees, agents, customers and invitees to abide thereby. Lessor may, at any time and from time to time, close any Common Areas to make repairs or changes therein or to effect construction, repairs or changes within Market Square East, to prevent the acquisition of public rights in such areas, and may do such other acts in and to the Common Areas as in its judgment may be desirable to improve the convenience thereof.

     (c)  Common Area Charges. As used herein:
          -------------------

          (i) The term "Common Area Charges" shall mean an amount equal to the sum of the actual cost for Market Square East of operating, managing, equipping, cleaning, lighting, landscaping, repairing, replacing and otherwise maintaining order and security therein, including, but not limited to, all costs of liability and casualty insurance relating thereto, all taxes allocable thereto (other than those payable by Lessee pursuant to Section Twelve), the costs of security, supervision and traffic control of the Common Areas if deemed advisable by the Lessor from time to time, including without limitation, the costs of installation and monitoring of security devices in and around Market Square East, the costs for maintenance, repair and replacement of the sewage treatment plant servicing Market Square East.

          (ii) The term "Lessee's Proportionate Share of Common Area Charges" shall mean an amount equal to the Common Area Charges multiplied by a fraction, the numerator of which shall be the Floor Space of the improvements located on the Demised Premises and the denominator of which shall be the net square footage of the lease space located in Market Square East.

     Lessee shall pay to Lessor, as Additional Rent, Lessee's Proportionate Share of Common Area Charges in equal monthly installments in advance on the first day of each calendar month. Lessor shall furnish to Lessee, for each lease year, a statement of (i) the actual Common Area Charges for the prior lease year (or partial lease year), (ii) Lessee's Proportionate Share of Common Area Charges for the prior lease year (or partial lease year), (iii) the amount paid by Lessee during the prior lease year (or partial lease year) in respect of such Common Area Charges, (iv) either the deficiency or overage in such payments and
(v) Lessor's estimate of Lessee's Proportionate Share of Common Area Charges for the then current lease year. Any deficiency in payment by Lessee shown on any statement for the prior lease year (or partial lease year) shall be due and payable within thirty (30) days after the receipt of such statement and any overage in payment will be credited against the next succeeding payments of Lessee's Proportionate Share of Common Area Charges. After receipt of a statement, Lessee shall pay to Lessor on the first day of each succeeding calendar month an amount equal to one-twelfth (1/12) of Lessor's estimate of Lessee's Proportionate Share of Common Area Charges as shown on such statement until receipt of a new statement. If a statement is furnished to Lessee after the commencement of a lease year, Lessee shall pay to Lessor, within thirty (30) days after the receipt of such statement or Lessor shall credit against the next succeeding payments of Lessee's Proportionate Share of Common Area Charges, an amount equal to the deficiency or overpayment allocable to the part of the lease year which shall have elapsed prior to the first day of the calendar month next succeeding the calendar month in which the statement is furnished to Lessee. Each statement shall be conclusive and binding upon Lessee unless within thirty
(30) days after receipt of such statement Lessee shall notify Lessor that it disputes the correctness of the statement, specifying the respect in which the statement is claimed to be incorrect. Pending the determination of such dispute by agreement or otherwise, Lessee shall pay Lessor's then current statement and such payment shall be without prejudice to Lessee's position. If the dispute shall be determined in Lessee's favor, the amount of Lessee's overpayment of Lessee's Proportionate Share of Common Area Charges resulting from compliance with Lessor's estimate will be credited against the next succeeding payments of Lessee's Proportionate Share of Common Area Charges.

  Lessor agrees to consult with Lessee with respect to any single item costing in excess of $50,000.00 which will constitute a Common Area Charge for which Lessee is required to pay its Proportionate Share; provided, however, that Lessor shall retain the right to incur and charge the expense as a Common Area Charge if it determines in its reasonable discretion that the cost or expense is in the best interests of Market Square East.

                                SECTION THIRTEEN
                           CONSTRUCTION OF BUILDINGS

  (a) Plans and Specifications. All plans and specifications for any building to
      ------------------------
be erected on the Demised Premises shall be submitted to Lessor for Lessor's written approval or any revisions required by Lessor. Said right of approval shall include, without limitation, size and general design of the building, construction materials to be used, exterior paint colors, all to be (i) compatible with existing and future improvements located or to be located on adjacent land owned by the Lessor and (ii) in compliance with the development guidelines attached hereto as Exhibit B. Lessor shall not unreasonably withhold such approval, and in the event of disapproval, Lessor shall give to Lessee an itemized statement of reasons therefor within thirty (30) days after the same are submitted to Lessor. If such plans and specifications are not approved and agreed to by Lessor and Lessee in writing within sixty (60) days after the same are first submitted to Lessor, then Lessor and Lessee shall select a mutually agreeable arbitrator, and the arbitrator so selected shall hear and determine the controversy and its decision as to the final plans and specifications shall be final and binding on both Lessor and Lessee, who shall bear the cost of such arbitration equally between them. Such arbitrator shall determine the controversy and notify Lessor and Lessee in writing of its determination within thirty (30) days after the controversy has first been submitted to such arbitrator. Within sixty (60) days after final approval of the plans, Lessee shall, at Lessee's sole expense, commence, and shall thereafter diligently prosecute to completion the construction of the proposed improvements in accordance with such plans and specifications. Prior to the commencement of any such work, Lessee shall furnish Lessor with a good and sufficient surety bond guaranteeing the completion of such building and the payment of all bills therefor or waivers of construction liens from all contractors and subcontractors to be utilized on the project.

  (b) Alterations Improvements and Changes Permitted. Lessee shall have the
      ------------------------------------ ---------
right to make such alterations, improvements, and changes to any building which may from time to time be on the Demised Premises as Lessee may deem necessary, or to replace any such building with a new one of at least equal value, provided that prior to making any structural alterations, improvements, or changes, or to replacing any such building, Lessee shall obtain Lessor's written approval of plans and specifications therefor, which approval Lessor shall not unreasonably withhold, provided that the value of the building shall not be diminished and the structural integrity of the building shall not be adversely affected by any such alterations, improvements, or changes, or that any proposed new building is at least equal in value to the one which it is to replace, as the case may be. In the event of disapproval, Lessor shall give to Lessee an itemized statement of reasons therefor. If Lessor does not disapprove the plans and specifications provided for in this section within thirty (30) days after the same have been submitted to Lessor, such plans and specifications shall be deemed to have been approved by Lessor. Lessee will in no event make any alterations, improvements, or other changes of any kind to any building on the Demised Premises that will decrease the value of such building, or that will adversely affect the structural integrity of the building. Prior to commencing any work that will cost in excess of TWO HUNDRED THOUSAND DOLLARS ($200,000.00), Lessee shall furnish Lessor with a good and sufficient surety bond insuring the completion of such work and the payment of all bills therefor.

  (c) Landscaping Improvements. After construction on the Demised Premises,
      ------------------------
Lessee shall make landscaping improvements to any portion of the Demised Premises not otherwise paved or improved. All landscaping improvements shall be installed in a good and sufficient workmanlike manner so as to enhance the aesthetics of the Demised Premises and meet with the reasonable satisfaction of the Lessor.

  (d) Disposition of New Improvements. Any new building or improvements
      -------------------------------
constructed by Lessee on the Demised Premises, and all alterations, improvements, changes, or additions made in or to such Demised Premises shall upon the termination of this Lease become the property of Lessor, excluding, however, inventory, removable shelving and business equipment required for the permitted use of the Demised Premsies, and Lessee shall at all times have no more than a leasehold interest therein, subject to the terms hereof.

  (e) Completion of Construction. All improvements to be constructed on the
      --------------------------
Demised Premises shall be substantially complete by April 1, 1998. For purposes of this Section Thirteen (e) "substantially complete" shall mean the following:

      1.    issuance of Certificates of Occupancy for all buildings;

      2. completion of the landscaping improvements, if any, required by Section Thirteen (c); and

      3. the delivery of an As-built survey to the Lessor showing that all improvements constructed on the Demised Premises are in accordance with the plans and specifications previously approved by Lessor.

  (f) Compliance with Laws. Lessee will perform and complete all construction of
      --------------------
improvements on the Demised Premises in compliance with (i) the terms of this Lease, (ii) such reasonable rules and regulations as Lessor and its architect, or agents, may make including, without limitation, the development guidelines attached hereto as Exhibit B and (iii) all applicable laws, orders, regulations and requirements of all governmental authorities having jurisdiction thereof. Lessor shall not be subject to, and Lessee hereby agrees to indemnify and hold harmless from and against any claim, action or any liability with respect with such statutes, ordinances, regulations and codes. Lessee acknowledges that constructions of improvements on the Demised Premises may be subject to various federal laws governing new construction, including, without limitation, the Americans with Disabilities Act of 1990 (Public Law 101-336). Lessee agrees to assume responsibility for compliance with all such laws which may apply to it or any construction which may take place on the Demised Premises.

  (g)   Construction on Adjacent Premises. If any excavation or other building
        ------------------------ --------
operation shall be about to be made or shall be made on any premises adjoining the Demised Premises, the Lessee shall permit the Lessor, its agents, employees, licensees and contractors, to enter the Demised Premises and to shore-up the foundations and/or walls thereof, and to erect scaffolding and/or protective barricades around and about the Demised Premises (but not so as to preclude entry thereto or to materially interfere with the Lessee's use or quiet enjoyment thereof) and to do any act or thing necessary for the safety or preservation of the Demised Premises. The Lessee's obligations under this lease shall not be affected by any such construction or excavation work or any such shoring-up provided that such work does not materially interfere with the Lessee's use or quiet enjoyment of the Demised Premises. The Lessor shall not be liable in any such case for any inconvenience, disturbance, loss of business (except as provided below) or any other annoyance arising from any such construction, excavation, shoring-up scaffolding or barricades, but the Lessor shall use its best efforts so that such work will cause as little inconvenience, annoyance and disturbance to the Lessee as possible consistent with accepted construction practice and so that such work shall be expeditiously completed. Notwithstanding the foregoing, if the Lessors excavation or other building operation on any premises adjoining the Demised Premises results in verifiable loss of business to Lessee, Lessor and Lessee shall negotiate in good faith an agreeable settlement of Lessor's responsibility.

                                SECTION FOURTEEN
                    REPAIRS AND DESTRUCTION OF IMPROVEMENTS

  (a)   Maintenance of Improvements. Lessee shall, throughout the term of this
        ---------------------------
Lease, at its own cost, and without any expense to Lessor, keep and maintain the Demised Premises, including all building and improvements of every kind which may be a part thereof, and all appurtenances thereto, including sidewalks adjacent thereto, in good, sanitary, and neat order, condition and repair, and, except as specifically provided herein, restore and rehabilitate any improvements of any kind which may be destroyed or damaged by fire, casualty, or any other cause whatsoever. Lessor shall not be obligated to make any repairs, replacements, or renewals of any kind, nature, or description, whatsoever to the Demised Premises or any buildings or improvements thereon. Lessee shall also comply with and abide by all federal, territorial and other governmental statutes, ordinances, laws, and regulations affecting the Demised Premises, the improvements thereon or any activity or condition on or in such Demised Premises.

  (b)   Damage to and Destruction of Improvements. The damage, destruction, or
        -----------------------------------------
partial destruction of any building or other improvement which is a part of the Demised Premises shall not release Lessee from any obligation hereunder, except as hereinafter expressly provided, and in case of damage to or destruction of any such building or improvement, Lessee shall at its own expense promptly repair and restore the same to a condition as good or better than that which existed prior to such damage or destruction. Without limiting such obligations of Lessee, it is agreed that, so long as Lessee is not in default hereunder, the proceeds of any insurance covering such damage or destruction shall be made available to Lessee for such repair or replacement. All such maintenance, repairs, restorations and replacements of any building or other improvement which is a part of the Demised Premises shall be performed in accordance with the procedures set forth in Section Thirteen of this Lease.

  (c) Damage or Destruction Occurring Toward End of Term. Anything to the
      --------------------------------------------------
contrary in the immediately preceding paragraphs of this section notwithstanding, in case of destruction of the building on the Demised Premises or damage thereto from any cause so as to make it unuseable occurring during the last three (3) years of the last option term available to Lessee, if not then in default hereunder, Lessee may elect to terminate this Lease by written notice served on Lessor within sixty (60) days after the occurrence of such damage or destruction. In the event of such termination, there shall be no obligation on the part of Lessee to repair or restore the building or improvements nor any right on the part of Lessee to receive any proceeds collected under any insurance policies covering such building or any part thereof, all of which shall be paid to Lessor. On such termination, rent, taxes, assessments, and any other sums payable by Lessee to Lessor hereunder shall be prorated as of the termination date, and in the event any rent, taxes, or assessments shall have been paid in advance, Lessor shall rebate the same for the unexpired period for which payment shall have been made.

  (d) Election Not to Terminate. If, in the event of such destruction or damage
      -------------------------
during the last three (3) years of the term hereof, Lessee does not elect to terminate this lease, so long as Lessee is not in default hereunder, the proceeds of all insurance covering such damage or destruction shall be made available to Lessee for such repair or replacement, and Lessee shall be obligated to repair or rebuild the building as above provided.

                                SECTION FIFTEEN
                                   UTILITIES

  Lessee shall fully and promptly pay for all water, light, power, telephone service, and other utilities of every kind applicable to the Demised Premises throughout the term hereof, and all other costs and expenses of every kind whatsoever of or in connection with the use, operation, and maintenance of the Demised Premises and all activities conducted thereon, and Lessor shall have no responsibility of any kind for any thereof. In the event that Lessor provides to Lessee any utilities necessary or useful in connection with the use and occupancy of the Demised Premises, then Lessee shall, within ten (10) days of receipt of a bill therefor, pay to Lessor the amount due; provided, however, that Lessor, at no expense to the Lessee, shall ensure that connections to the Market Square East sewer system and public electrical distribution system are available at or near the property line of the Demised Premises. Failure of Lessee to pay said bills within the time period set forth herein shall be a default under Sections Twenty Four and Twenty Five hereof.

     Lessee shall obtain for itself from Lessors approved contractors and shall pay all charges for utilities, including but not limited to, gas, fuel, telephone, water, electricity, sewage treatment and other like utilities used or consumed upon the Demised Premises. Lessee expressly agrees that, in order to coordinate with Lessors need for standardized, consistent, adequately recorded and well coordinated maintenance of its property, any and all electrical improvements, installations and repairs to the Demised Premises undertaken by Lessee shall be performed by such electrical contractor as the Lessor may from time to time approve in its sole discretion, and any and all conditioning installations and repairs shall be performed by such air conditioning contractor as the Lessor may from time to time approve in its sole discretion. Lessor further reserves the right to approve the installation and repair contractor for all telephone service to the Demised Premises. All such work shall be performed in accordance with plans submitted to and approved by Lessor which approval shall not be unreasonably withheld.

     Lessor shall not be responsible for the supply of publicly provided electricity to the Demised Premises, provided, however, Lessor shall be responsible for the maintenance of electrical wiring from the point said service enters Market Square East to the point where the Lessee's electrical utility meters are located. Lessee shall have the Demised Premises wired for connection to the standby electrical generator to be installed by Lessee for Lessee's use at Market Square East. Lessee shall have the right to draw emergency power from the standby electrical generator at Lessee's sole risk. Lessee shall be responsible for the upkeep, maintenance, repair, replacement and fueling of the standby electrical generator. Lessor shall have the right to conduct annual inspections of the standby electrical generator and to provide the Lessee with a schedule of required maintenance and repairs required as a result of such inspection which maintenance and repairs Lessee will immediately undertake at its sole cost and expense.

     Any damage sustained to pipes or wiring which result from Lessee's use thereof shall be repaired at Lessee's expense. Lessor shall not be responsible for any injury or loss sustained by Lessee by any interruption in said services.

                                SECTION SIXTEEN
                         LESSEE'S ADDITIONAL COVENANTS

     Lessee covenants, at its expense, at all times during the Lease Term:

     (a) To perform promptly all of the obligations of Lessee set forth in this Lease; and to pay when due the Basic Rent and Additional Rent.

     (b) Except when and to the extent that the Demised Premises may be unleaseable by reason of damage by fire or other casualty, continuously and uninterruptedly to use, occupy and operate only for Permitted Uses and for no other purpose all of the Demised Premises other than such minor portions thereof as are reasonably required for storage and office purposes; to use such storage and office space only in connection with the business conducted by Lessee in the Demised Premises; to furnish, install and maintain all trade fixtures and permitted signs; and to open for business and remain open during the entire Lease Term.

  (c) To store in the Demised Premises only such goods as are to be offered for sale or are necessary or useful for the Permitted Use of the Demised Premises; and to receive and deliver goods and merchandise only in the manner and areas and at times reasonably designated by Lessor; to store all trash and refuse in appropriate containers within the Demised Premises so as not to be visible to the public and to attend to regular disposal thereof in the manner and by an agency approved by Lessor, which approval shall not be unreasonably withheld; Lessee shall comply with all local and federal guidelines, statutes and regulations that may apply to the Lessee's use of the Demised Premises, including those guidelines promulgated by the U.S. Environmental Protection Agency and the V.I. Department of Planning and Natural Resources.

  (d) To keep and maintain the Demised Premises, including equipment, facilities and fixtures therein and the entire Demised Premises clean, neat, landscaped and in good order, repair and condition (including all necessary exterior and interior painting and decorating) and free of vermin; and to keep all glass, including that in windows and doors, clean and in good condition, and to replace any glass which may be damaged or broken by Lessee, its invitees, its agents or employees, with glass of the same quality.

  (e) To make all repairs, alterations, additions or replacements to the Demised Premises, equipment, facilities and fixtures therein as required by any federal or local law or ordinance or any order or regulation of any governmental authority having jurisdiction thereof or of any insurance company providing coverage on any part of the Property, which is occasioned by Lessee's use of the Demised Premises; and otherwise to comply with the orders and regulations of all such governmental authorities and insurance companies.

  (f) To pay promptly when due the entire cost of any work done in or with respect to the Demised Premises or the installation of any equipment, facilities and fixtures therein, undertaken by Lessee so that the Demised Premises shall at all times be free of liens for labor and materials; to procure all necessary permits before undertaking such work and the prior written consent of Lessor, which shall not be unreasonably withheld; to maintain or cause to be maintained throughout the course of the performance of such work, Workmen's Compensation Insurance in statutory limits; to do all such work in a good and workmanlike manner acceptable to Lessor, employing materials of good quality; to comply with all governmental requirements relating thereto; and to save Lessor harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work, which is performed by the Lessee, its employees or contractors.

  (g) To defend, indemnify and hold Lessor harmless from all injury, loss, claims, demands, actions or damage (including attorney's fees and disbursements) to any person or property, arising from the negligence, contractual or criminal liability of Lessee or any of Lessee's employees or agents related to, or in connection with work performed on or about the Demised Premises by Lessee, its agents, servants, employees or contractors or the use or occupancy of the Demised Premises or conduct or operation of Lessee's business caused, suffered or permitted by Lessee or Lessee's concessionaires or by any of their respective officers, agents, servants, employees or contractors.

          Lessor shall indemnify and hold Lessee harmless from and against all liabilities , damages, losses, claims and expenses including attorneys' fees arising from any act or omission or negligence of Lessor or its officers, contractors, licensees, agents or employees in or about the Demised Premises or from any breach or default under this Lease by Lessor. Lessor shall not be liable for any loss or damage to persons or property sustained by Lessee or other persons which may be caused by theft or by any act or neglect of Lessee or any other lessee or occupant of Market Square East or any third parties.

     (h) That neither Lessor nor Lessor's agents shall be liable for, and Lessee waives all claims for any and all loss, cost, liability, damage and expense (including attorney's fees and disbursements), penalties and fines incurred in connection with or arising from any injury to Lessee or to any other person or for any damage to, or loss (by theft or otherwise) of, any of Lessee's property and/or of the property of any other person, irrespective of the cause of such injury, damage or loss arising from the acts or negligence of any lessee or occupant of the Property or of any owners or occupants of adjacent or contiguous property or any other persons or entities, excluding Lessor, and whether occasioned by or from explosion, falling plaster, broken glass, electricity, smoke, wind, water, being upon or coming through or from the street, roof, subsurface, skylight, trapdoor or other pipes or sewage, or from any other cause whatsoever.

     (i) That Lessor and Lessor's agents, servants and employees shall have the right to enter upon the Demised Premises at all reasonable times during normal business hours or at such other times as Lessee and Lessor shall agree (a) to examine the Demised Premises or exercising any right or remedy reserved to Lessor in this Lease; and (b) to exhibit the Demised Premises to prospective purchasers, mortgagees or lessees. Nothing herein contained however, shall be deemed or construed to impose upon Lessor any additional obligation, responsibility or liability whatsoever for the care, supervision or repair of the Property or of the Demised Premises, other than as in this Lease otherwise provided.

     (j) To pay upon demand Lessor's expenses (including reasonable attorney's fees and disbursements incurred in enforcing any obligation of the Lessee under this Lease or in curing any default by Lessee under this Lease.

     (k) To cause promptly to be discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) any mechanic's lien at any time filed against the Demised Premises, or the Property, for any work, labor, services or materials claimed to have been performed at, or furnished to, the Demised Premises, for or on behalf of Lessee, or any one holding the Demised Premises through or under Lessee by anyone hired by Lessee or hired by anyone holding the Demised Premises through or under Lessee. If Lessee shall fall to cause such lien to be discharged upon demand, then, in addition to any other right or remedy of Lessor, Lessor may, but shall not be obligated to, discharge the same by paying the amount claimed to be due or by bonding or other proceeding deemed appropriate by Lessor, and the amount so paid by Lessor and/or all costs and expenses (including attorney's fees and disbursements) incurred by Lessor in procuring the discharge of such lien, together with interest on the amount of costs and expenses so incurred at the rate of eighteen percent (18%) per annum, shall be paid to Lessor on demand and shall be recoverable as Additional Rent.

  (l) Upon the expiration date to quit and surrender to Lessor the Demised Premises broom clean, in good order, condition and repair except for ordinary wear and tear and damage by fire or other insured casualty and free of all property of Lessee. Lessee shall repair all damage to the Demised Premises caused by removal of any of Lessee's property.

  (m) To provide a suitable identification sign or signs of such size, design and character as Lessor shall approve, which approval Lessor shall not unreasonably withhold, and pursuant to all legal requirements and guidelines, and to install such sign or signs at a place or places designated or approved by Lessor. Such sign or signs shall be substantially the same as those shown on the preliminary sign designs attached hereto as Exhibit D. Lessee shall maintain any such sign or other installation in good condition and repair and shall pay any and all fees assessed by the Government of the U.S. Virgin Islands and its agencies for such sign permits or for any other exterior work performed by Lessee which requires U.S. Virgin Islands governmental approval.

  (n) To keep all ingress and egress usable and free of obstruction to all invitees to the Demised Premises, as well as to the Lessor.

  (o) During the term of this Lease, Lessee shall comply with all applicable laws affecting the Demised Premises, the breach of which might result in any penalty on Lessor or forfeiture of Lessor's title to the Demised Premises. Lessee shall not commit, or suffer to be committed, any waste on the Demised Premises, or any nuisance.

  (p) Lessee shall duly comply with, and the Demised Premises and Lessee's business operations, assets, equipment, property, and other facilities thereon shall comply with the provisions of all federal and territorial environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. The Lessee shall obtain and maintain all required federal and territorial permits, licenses, certificates, and approvals relating to (1) air emissions, (2) discharges to surface water or groundwater, (3) noise emissions, (4) solid or liquid waste disposal, (5) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal or territorial law, code or ordinance, and all rules and regulations promulgated thereunder, as hazardous or potentially hazardous), or (6) other environmental, health, or safety matters. The Lessee shall not commit or permit on the Demised Premises any violations of any federal or territorial environmental, health, or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to the Demised Premises or Lessee's business, operations, assets, equipment, property, leasehold, or other facilities thereon. Except in accordance with a valid governmental permit, license, certificate or approval, Lessee shall not commit or permit on the Demised Premises any emission, spill, release, or discharge into or upon (1) the air, (2) soils or any improvements located thereon, (3) surface water or groundwater, or (4) the sewer, septic system or waste treatment, storage or disposal system servicing the Demised Premises, of any toxic or hazardous substances or wastes at or from the Demised Premises; and accordingly, except for inventory of raw materials, supplies, work in progress and finished, that are to be used in the ordinary course of business, the Demised Premises shall be kept free of all such toxic or hazardous substances or wastes. Lessee shall not commit or permit any act which would result in a complaint, order, directive, claim, citation, or notice by any governmental authority or any person or entity with respect to (1) air emissions, (2) spills, releases, or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the Demised Premises, (3) noise emissions, (4) solid or liquid waste disposal, (5) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or waste, or (6) other environmental, health, or safety matters affecting the Lessee, the Demised Premises or Lessee's business, operations, assets, equipment, property, leasehold, or other facilities thereon; provided, however, that Lessee shall not be deemed to be in default so long as Lessee complies with the provisions of Section Twenty Four (b) in its response to any such complaint, order, directive, claim, citation, or notice by any governmental authority or any person or entity. The Lessee shall not commit or permit on the Demised Premises any act which could result in an indebtedness, obligation or liability, absolute or contingent, matured or not matured, with respect to the storage treatment, cleanup, or disposal of any solid wastes, hazardous wastes, or other toxic or hazardous substances (including without limitation any such indebtedness, obligation or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup, or disposal). Prior to the expiration or earlier termination of this Lease, Lessee shall remove from the Demised Premises and lawfully dispose of all waste oil, contaminated dirt and any other toxic or hazardous substance which may now or hereafter affect or be located on the Demised Premises. Lessee shall and hereby does agree to hold harmless, indemnify and defend the Lessor from and against any and all claims relating to any of the environmental matters set forth above.

  Lessor represents that there are no pre-existing environmental, health or safety hazards or violations at the Demised Premises and agrees to indemnify and hold Lessee harmless from all claims and demands arising from any such hazards or violations that are in existence prior to the Commencement Date.

  (q) Rules and Regulations. To abide by and act in compliance with all rules and regulations consistent with the provisions of this Lease that Lessor may make in connection with the use of the Demised Premises and the common areas and facilities of Market Square East. It is understood and agreed that Lessor may, from time to time, make changes to such rules and regulations or may adopt new rules and regulations.

  (r) Control of Lessee. To provide to the Lessor prior to the execution of this lease and thereafter, on demand a list containing the following information:

  (1) names of all shareholders holding 10% or more of the outstanding shares of the Lessee;

  (2) the number of shares held by each shareholder holding 10% or more the outstanding shares of the Lessee; and

  (3)          the total number of shares outstanding.

                               SECTION SEVENTEEN
                          LESSEE'S NEGATIVE COVENANTS

  Lessee covenants at all times during the lease term and such further time as Lessee occupies the Demised Premises or any part thereof:

  (a) Not to overload, deface or otherwise damage the Demised Premises or any part thereof or any equipment or installation therein; or commit any nuisance; or permit the emission of any objectionable noise or odor; or use or permit the use of any advertising medium, including, without limitation, flashing lights, search lights, loudspeakers, televisions, phonographs, radios, sound amplifiers or other devices in a manner so as to constitute a nuisance or be heard or experienced outside the Demised Premises; or burn any trash or refuse within the Demised Premises; or install or cause to be installed any automatic garbage disposal equipment; or conduct business at, in, on, about or from all or any part of the Demised Premises on any day when the conduct of business is prohibited by any statutes, laws, regulations, or ordinances of the U.S. Virgin Islands or any governmental authority having jurisdiction over the Demised Premises, or make any use of the Demised Premises or of any part thereof or equipment therein which is improper, offensive or contrary to any law or ordinance, or which will invalidate or increase the cost of any of Lessor's insurance over a standard mercantile rating, notwithstanding the permitted uses; or use any advertising medium or sound producing mechanism that may constitute a nuisance , such as radios, television sets, loudspeakers, sound amplifiers or phonographs in a manner to be heard outside the Demised Premises; or conduct any auction, fire, "going out of business", "close out" or bankruptcy sales, or do any act tending to injure the reputation of Lessor or Market Square East; or otherwise obstruct the driveways, walks, parking areas and other Common Areas in the Property; or use the walks for any purpose other than pedestrian traffic; or suffer or commit any nuisance or other act or thing which may disturb the quiet enjoyment of any lessee in Market Square East or which would disturb the quiet enjoyment of any persons within five-hundred (500) feet of the boundaries of the Demised Premises.

  (b) Except as provided in Section Thirty Two hereof, not to assign, by operation of laws or otherwise, sell, mortgage, pledge or in any manner transfer this Lease or any interest herein, or sublet the Demised Premises or any part or parts thereof, or grant any concession or license or otherwise permit occupancy of all or any part thereof by any person, firm or corporation without the Lessor's express written consent which Lessor may not unreasonably withhold. Lessee acknowledges that Lessor's right to prohibit the transfer of Lessee's interest in the Lease would be reasonable if Lessee's proposed assignee is not in substantially the same financial condition as Lessee and its Guarantor were as of December 31, 1996, adjusted by CPI annually using December of 1996 as the base level. At any time Lessee proposes to assign this Lease pursuant to a firm and binding written offer from a third party ("Third Party Offer"), Lessor shall have a right of first refusal to acquire the Lessee's interest in the Lease under the same terms and conditions as set forth in the Third Party Offer. Lessor shall exercise such right of first refusal within fifteen (15) business days of receipt of a copy of the same from Lessee failing which, the Lessee shall have the right to complete the transaction contemplated by the Third Party Offer, subject, however, to all of the other terms and conditions of this Section Seventeen (b). Notwithstanding any provisions of the such Third Party Offer, Lessor shall have sixty (60) days from the date of exercise of the first refusal right to consummate the transaction. The provisions of this Section have been freely negotiated and constitute an integral part of this lease agreement between Lessee and Lessor. Neither the consent by Lessor to an assignment, subletting, concession or license, nor the references in this Lease to concessionaires and licensees shall in any wise be construed to relieve Lessee from obtaining the express consent of Lessor to any further assignment or subletting or the granting of any concession or license for the use of any part of the Demised Premises, nor shall the collection of Basic Rent or Additional Rent by Lessor from any assignee, sublessee or other occupant be deemed a waiver of this covenant or the acceptance of the assignee, sublessee or occupant as Lessee or a release of Lessee or the Guarantor from the further performance by Lessee and the Guarantor of the terms, covenants and conditions in this Lease and the Guaranty on Lessee's and Guarantor's parts to be performed.

  (c) Not to change the exterior color or architectural treatment of the Demised Premises or any part thereof or install any exterior lighting without the Lessor's prior written consent.

  (d) Not to place, install or maintain or suffer to be placed or installed or maintained any sign upon or outside the Demised Premises or on the Property unless approved by Lessor; or any awning, canopy, banner, flag, pennant, aerial, antenna or the like in or on the Demised Premises or the Property; or place in the windows or display windows any sign, decoration, lettering, advertising matter, colored shade or blind, without first obtaining Lessor's written approval and consent.

  (e) Not to file this Lease in the Office of the Recorder of Deeds for the District of St. Thomas and St. John or for the District of St. Croix without the express written consent of Lessor which consent the Lessor may withhold in its sole discretion; provided, however, that Lessee may record a memorandum of Lease setting forth the durational term of the Lease, the identity of Lessee and such other terms and provisions (except Basic Rent) which Lessee's lender may require to ensure a valid leasehold mortgage over the Demised Premises.

  (f) Not to engage or hire or permit any barker on or about the Demised Premises or Market Square East.

  (g) Not to operate any coin or token operated video games, pinball machines or similar device within the Demised Premises without Lessor's written consent which Lessor may withhold in its sole discretion.

                               SECTION EIGHTEEN
                                ATTORNEYS' FEES

  If any action at law or in equity shall be brought to recover any rent under this Lease, or for or on account of any breach of, or to enforce or interpret any of the covenants, terms or conditions of this Lease, or for the recovery of the possession of the Demised Premises, the prevailing party shall be entitled to recover from the other party, as part of the prevailing party's costs, reasonable attorneys' fees, the amount of which shall be fixed by the court and shall be made a part of any judgment or decree rendered.

                                SECTION NINETEEN
                                OPTION TO EXTEND

  Lessor grants to Lessee, subject to the conditions set forth below, the right and option to extend this Lease for three (3) additional terms of ten (10) years each at a rental determined as provided above, and otherwise subject to and on all of the terms and conditions herein contained, except that there shall be no further option to extend the Lease. These options must be exercised by the giving to Lessor, six (6) months before the expiration of the preceding term, a written notice of the exercise thereof by Lessee, but Lessee shall in no event be entitled to extend the term hereof, even though such notice be timely given, unless Lessee shall have timely performed all of its obligations hereunder, and shall not be in default in the performance of any thereof, on the date of the expiration of the initial and each subsequent term hereof.

                                 SECTION TWENTY
                         REDELIVERY OF DEMISED PREMISES

  Lessee shall pay the rent and all other sums required to be paid by Lessee hereunder in the amounts, at the times, and in the manner herein provided, and shall keep and perform all the terms and conditions hereof on its part to be kept and performed, and, at the expiration or sooner termination of this Lease, peaceably and quietly quit and surrender to Lessor the Demised Premises in good order and condition subject to the other provisions of this Lease. In the event of the non-performance by Lessee of any of the covenants of Lessee undertaken herein, this Lease may be terminated as herein provided.

                               SECTION TWENTY-ONE
                              REMEDIES CUMULATIVE

     All remedies hereinbefore and hereafter conferred on Lessor shall be deemed cumulative and no one exclusive of the other, or of any other remedy conferred by law.

                               SECTION TWENTY-TWO
                    INSURANCE AND INDEMNIFICATION OF LESSOR

  (a) Insurance Coverage of Improvements on the Demised Premises. Lessee shall,
      ----------------------------------------------------------
at all times during the term of this Lease and at Lessee's sole expense, keep all improvements which are now or hereafter a part of the Demised Premises insured against loss or damage by fire and the extended coverage hazards, including, without limitation, earthquake and windstorm coverage, for the full replacement value of such improvements, with loss payable to Lessor and Lessee as their interests may appear. Any loss adjustment shall require the written consent of both Lessor and Lessee.

  (b) Personal Injury Liability Insurance. Lessee shall maintain in effect
      -----------------------------------
throughout the term of this Lease personal injury liability insurance covering the Demised Premises and its appurtenances and the sidewalks fronting thereon in the amount of TWO MILLION DOLLARS ($2,000,000.00) for injury to or death of any one person, and TWO MILLION DOLLARS ($2,000,000.00) for injury to or death of any number of persons in one occurrence, and property damage liability insurance in the amount of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00). Such insurance shall specifically insure Lessee against all liability assumed by it hereunder, as well as liability imposed by law, and shall insure both Lessor and Lessee but shall be so endorsed as to create the same liability on the part of the insurer as though separate policies had been written for Lessor and Lessee.

  (c) Lessor's Right to Pay Premiums on Behalf of Lessee. All of the policies of
      --------------------------------------------------
insurance referred to in this section shall be written in form satisfactory to Lessor and by insurance companies satisfactory to Lessor. Lessee shall pay all of the premiums therefor and deliver such policies, or certificates thereof, to Lessor, and in the event of the failure of Lessee, either to effect such insurance in the names herein called for or to pay the premiums therefor or to deliver such policies, or certificates thereof, to Lessor, Lessor shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, which premiums shall be repayable to Lessor with the next installment of rent, and failure to repay the same shall carry with it the same consequence as failure to pay any installment of rent. Each insurer mentioned in this section shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Lessor, that it will give to Lessor thirty (30) days' written notice before the policy or policies in question shall be altered or canceled. Lessor agrees that it will not unreasonably withhold its approval as to the form or to the insurance companies selected by Lessee.

  (d) Adjustment of Coverage. In the event that either party shall at any time
      ----------------------
deem the limits of the personal injury or property damage public liability insurance then carried to be either excessive or insufficient, the parties shall endeavor to agree on the proper and reasonable limits for such insurance then to be carried and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this section, but, if the parties shall be unable to agree thereon, the proper and reasonable limits for such insurance then to be carried shall be determined by an impartial third person selected by the parties, or should they be unable to agree on a selection, by an impartial third person chosen by the Commissioner of Insurance for the Virgin Islands or his successor, and the decision of such impartial third person as to the proper and reasonable limits for such insurance then to be carried shall be binding on the parties and such insurance shall be carried with the limits as thus determined until such limits shall again be changed pursuant to the provisions of this section. The expenses of such determination shall be borne equally by the parties.

  (e) Blanket Insurance Policies. Notwithstanding anything to the contrary
      --------------------------
contained in this section, Lessee's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee provided, however, that the coverage afforded Lessor will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of the foregoing Paragraphs (a) and (b) of this section are otherwise satisfied.

  (f) Cost of Insurance Deemed Additional Rental. The cost of insurance required
      ------------------------------------------
to be carried by Lessee in this section shall be deemed to be additional rental hereunder. All of said insurance shall be in form satisfactory to Lessor and with companies rated A5 or better by A.M. Best.

  (g)   Indemnification of Lessor. Lessor shall not be liable for any loss,
        -------------------------
injury, death, or damage to persons or property which at any time may be suffered or sustained by Lessee or by any person whosoever may at any time be using or occupying or visiting the Demised Premises or be in, on, or about the same, whether such loss, injury, death, or damage shall be caused by or in any way result from or arise out of any act, omission, or negligence of Lessee or of any occupant, sublessee, visitor, or user of any portion of the Demised Premises, or shall result from or be caused by any other matter or thing whether of the same kind as or of a different kind than the matters or things above set forth, and Lessee shall indemnify Lessor against all claims, liability, loss, or damage whatsoever on account of any such loss, injury, death, or damage. Lessee hereby waives all claims against Lessor for damages to the building and improvements that are now on or hereafter placed or built on the Demised Premises and to the property of Lessee in, on, or about the Demised Premises, and for injuries to persons or property in or about the Demised Premises, from any cause arising at any time. The two preceding sentences shall not apply to loss, injury, death, or damage arising by reason of the gross negligence or misconduct of Lessor, its agents, or employees.

  Lessor, its agents, servants and employees and lessees and occupants of the Property shall not be liable for any damage by fire or other casualty covered by Lessee's insurance, no matter how caused, it being understood that the Lessee will look solely to its insurer for reimbursement. If Lessee fails to comply with the requirements of this Subsection, Lessor may, but shall not be obligated to, obtain such insurance and keep the same in effect, and Lessee shall pay Lessor as Additional Rent upon demand the premium therefor.

  (h) Waiver of Subrogation. Whether the loss or damage is due to the
      ---------------------
negligence of either Lessor or Lessee, or any other cause, Lessor and Lessee each hereby release and relieve the other, its agents or employees, from responsibility for, and waive its entire claim of recovery for (i) any loss or damage to its real or property located anywhere in the Demised Premises, arising out of or incident to the occurrence of any of the perils which are covered by its property and related insurance policies and (ii) any loss resulting from business interruption at the Demised Premises or loss of rental income from the Demised Premises, arising out of or incident to the occurrence of any of the perils covered by any business interruption or loss of rental income insurance policy held by it. Each party shall use best efforts to cause its insurance carriers to consent to the foregoing waiver of rights of subrogation against the other party. Notwithstanding the foregoing, no such release shall be effective except to the extent the applicable insurance policy or policies shall cover such loss and expressly permit such a release or contain a waiver of the carrier's right to be subrogated.

                              SECTION TWENTY-THREE
                     PROHIBITION OF INVOLUNTARY ASSIGNMENT:
                       EFFECT OF BANKRUPTCY OR INSOLVENCY

  (a) Prohibition of Involuntary Assignment. Neither this Lease nor the
      -------------------------------------
leasehold estate of Lessee nor any interest of Lessee hereunder in the Demised Premises or in the building or improvements thereon shall be subject to involuntary assignment, transfer, or sale, or to assignment, transfer, or sale by operation of law in any manner whatsoever (except through statutory merger or consolidation, or devise, or intestate succession) and any such attempt at involuntary assignment, transfer, or sale shall be void and of no effect.

  (b) Effect of Bankruptcy. Without limiting the generality of the provisions of
      --------------------
the preceding Paragraph (a) of this section, Lessee agrees that in the event any proceedings under the Bankruptcy Act or any amendment thereto be commenced by or against Lessee, and, if against Lessee, such proceedings shall not be dismissed before either an adjudication in bankruptcy or the confirmation of a composition, arrangement, or plan or reorganization, or in the event Lessee is adjudged insolvent or makes an assignment for the benefit of its creditors, or if a receiver is appointed in any proceeding or action to which Lessee is a party, with authority to take possession or control of the Demised Premises or the business conducted thereon by Lessee, and such receiver is not discharged within a period of sixty (60) days after his appointment, any such event or any involuntary assignment prohibited by the provisions of the preceding Paragraph
(a) of this section shall be deemed to constitute a breach of this Lease by Lessee and shall, at the election of Lessor, but not otherwise, without notice or entry or other action of Lessor terminate this Lease and also all rights of Lessee under this Lease and in and to the Demised Premises and also all rights of any and all persons claiming under Lessee.

                              SECTION TWENTY-FOUR
                               NOTICE OF DEFAULT

  This Lease and the term and estate hereby granted are subject to the limitation that:

        (a) if Lessee shall default in the payment when due of any installment of Basic Rent or in the payment when due of any Additional Rent, and such default shall continue for a period of ten (10) business days after notice from Lessor of such default; or

        (b) if Lessee shall default in the observance or performance of any term, covenant or condition of this Lease on Lessee's part to be observed or performed (other than the covenants for the payment of Basic Rent and Additional Rent) and Lessee shall fail to remedy such default within ten (10) days after notice by Lessor to Lessee of such default, or if such default is of such a nature that it cannot be completely remedied within said period of ten (10) days if Lessee (a) shall not within ten (10) days after the giving of such notice, advise Lessor in writing of Lessee's intention duly to institute all steps necessary to remedy such situation, (b) shall not within ten (10) days institute and thereafter diligently prosecute to completion all steps necessary to remedy the same, and (c) shall not remedy the same within a reasonable time after the date of the giving of said notice by Lessor;

then in any of said events Lessor may give to Lessee notice of intention to end the Lease Term at the expiration of three (3) days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the term and estate hereby granted shall terminate upon the expiration of said three (3) days with the same effect as if that day were the Expiration Date, and Lessee shall then quit and surrender the Demised Premises to Lessor but Lessee shall remain liable as hereinafter set forth, provided, however, that if Lessee shall default in the timely payment of Basic Rent or Additional Rent and any such default shall continue for two (2) successive occasions or more for a total of four (4) months in any period of twelve (12) months, or in performance of any other term, covenant or condition of this Lease more than three (3) times in any period of six (6) months, then, notwithstanding that such defaults shall have each been cured by Lessee within the period after notice as above provided or by Lessor pursuant to Section 10.6, any further similar default shall be deemed to be deliberate and Lessor thereafter may serve the said written three (3) days notice of termination without affording to Lessee an opportunity to cure such further default.

  If the notice provided for above in this Section Twenty Four shall have been given and this Lease shall be terminated, or if any execution or attachment shall be issued against Lessee with respect to the Demised Premises; then, in any of such events Lessor may, without notice, terminate all services, and pursuant to summary or other proceedings dispossess Lessee and the legal representative of Lessee or other occupant of the Demised Premises as if this Lease had not been made.

                              SECTION TWENTY-FIVE
                                    DEFAULT

  If this Lease and the Lease Term shall terminate as provided in Section Twenty Four, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

        (a) Lessee shall pay to Lessor all Basic Rent and Additional Rent due to the date upon which this Lease and the Lease Term shall have terminated or to the date of re-entry upon the Demised Premises by Lessor, as the case may be;

        (b) Lessor shall be entitled to retain all monies, if any, paid by Lessee to Lessor, whether as Basic Rent, Additional Rent, Security or otherwise, but such monies shall be credited by Lessor against any Basic Rent or Additional Rent due at the time of such termination or re-entry or, at Lessor's option, against any other damages set forth herein;

        (c) Lessor shall use reasonable efforts to mitigate its damages by reletting the Demised Premises including the improvements thereon which shall belong to Lessor as provided in Section Twenty-Nine. Lessee shall be liable for and shall pay to Lessor, as damages, any deficiency between the Basic Rent and Additional Rent payable hereunder for the period which otherwise would have constituted the unexpired portion of the Lease Term and the net amount, if any, of rents ("Net Rent") collected under any reletting for any part of such period (first deducting from the rents collected under any such reletting all of Lessor's documented expenses in connection with the termination of this Lease or Lessor's re-entry upon the Demised Premises and in connection with such reletting including all repossession costs, brokerage commissions, legal expenses, and reasonable attorneys' fees;

        (d) Any such deficiency shall be paid in monthly installments by Lessee on the days specified in this Lease for the payment of installments of Basic Rent. Lessor shall be entitled to recover from Lessee each monthly deficiency as the same shall arise and no suit to collect the amount of the deficiency for any month shall prejudice Lessor's right to collect the deficiency for any subsequent month by a similar proceeding. Alternatively, suit or suits for the recovery of such deficiencies may be brought by Lessor from time to time at its election;

        (e) (i) In no event shall Lessee be entitled to receive any excess of such Net Rent over the sums payable by Lessee to Lessor hereunder, (ii) in no event shall Lessee be entitled in any suit for the collection of damages pursuant to this Section to a credit in respect of any Net Rent from a reletting except to the extent that such Net Rent is actually received by Lessor prior to the commencement of such suit, and (iii) if the Demised Premises or any part thereof shall be relet in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such reletting and of the expenses of reletting;

        (f) Lessor and Lessor's agents may immediately re-enter the Demised Premises or any part thereof, without notice, either pursuant to summary proceedings or by any other applicable action or proceeding (without being liable to indictment, prosecution or damages therefor), and may repossess the Demised Premises and dispossess Lessee and any other persons from the Demised Premises and remove any and all of its or their property and effects from the Demised Premises and in no event shall re-entry be deemed an acceptance of surrender of this Lease, and in the event that the Lessee has abandoned the Demised Premises, title to any property of the Lessee left in the Demised Premises shall immediately pass to the Lessor, and the Lessor shall be entitled to dispose of, use or otherwise own such property of Lessee, with the value thereof being credited to the account of the Lessee; and

  In the event of any breach or threatened breach by Lessee or any persons claiming through or under Lessee of any of the agreements, terms, covenants or conditions contained in this Lease, Lessor shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as if re-entry, summary proceedings or other specific remedies were not provided for in this Lease.

                               SECTION TWENTY-SIX
                           LESSOR'S RIGHT TO PERFORM

  In the event that Lessee by failing or neglecting to do or perform any act or thing herein provided by it to be done or performed, shall be in default hereunder and such failure shall continue for a period of ten (10) days after written notice from Lessor specifying the nature of the act or thing to be done or performed, then Lessor may, but shall not be required to, do or perform or cause to be done or performed such act or thing (entering on the Demised Premises for such purposes, if Lessor shall so elect), and Lessor shall not be or be held liable or in any way responsible for any loss, inconvenience, annoyance, or damage resulting to Lessee on account thereof, and Lessee shall repay to Lessor on demand the entire expense thereof, including compensation to the agents and employees of Lessor. Any act or thing done by Lessor pursuant to the provisions of this section shall not be or be construed as a waiver of any such default by Lessee, or as a waiver of any covenant, term, or condition herein contained or the performance thereof, or of any other right or remedy of Lessor, hereunder or otherwise. All amounts payable by Lessee to Lessor under any of the provisions of this Lease, if not paid when the same become due as in this Lease provided, shall bear interest from the date they become due until paid at the rate of eighteen percent (18%) per annum, compounded annually.

                              SECTION TWENTY-SEVEN
                            EFFECT OF EMINENT DOMAIN

  (a) Effect of Total Condemnation. In the event the entire Demised Premises
      ----------------------------
shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, this Lease shall terminate and expire as of the date of such taking, and Lessee shall thereupon be released from any liability thereafter accruing hereunder.

  (b) Effect of Partial Condemnation. In the event a portion of the Demised
      ------------------------------
Premises shall be so appropriated or taken and the remainder of the property shall not be suitable for the use then being made of the property by Lessee, or if the remainder of the property is not one undivided parcel of property, Lessee shall have the right to terminate this Lease as of the date of such taking on giving to Lessor written notice of such termination within thirty (30) days after Lessor has notified Lessee in writing that the property has been so appropriated or taken.

  In the event of such partial taking and Lessee does not so terminate this Lease, then this Lease shall continue in full force and effect as to the part not taken, and the rental to be paid by Lessee during the remainder of the term, subject to adjustment as provided in the rental adjustment provisions of Section Three hereof, shall be renegotiated but in no event reduced to less than seventy-five percent (75%) of the rent then being paid and any such adjustment shall not affect or change the times at which Lessor may require an adjustment in rent under the rental adjustment provisions of Section Three hereof.

  (c) Condemnation Award. In the event of the termination of this Lease by
      ------------ -----
reason of the total or partial taking of the Demised Premises by eminent domain, then in any such condemnation proceedings Lessor and Lessee shall be free to make claim against the condemnation proceedings and Lessor and Lessee shall be free to make claim against the condemning or taking authority for the amount of any damage done to them, respectively, as a result thereof.

  In the event of a partial taking of the Demised Premises and this Lease is not terminated, then Lessee shall have the right to make claim against the condemning or taking authority for only the unamortized cost of the improvements placed on the Demised Premises by Lessee and located thereon at the time of the taking or appropriation, which improvements shall be deemed to amortize in equal monthly amounts over the period commencing with the date of completion of such improvements and ending at the expiration of the initial term of this Lease.

                              SECTION TWENTY-EIGHT
                               SURRENDER OF LEASE

  The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to it of any or all such subleases or subtenancies.

                              SECTION TWENTY-NINE
       DISPOSITION OF IMPROVEMENTS ON TERMINATION OR EXPIRATION OF LEASE

  On termination or expiration of this Lease for any cause, Lessor shall become the owner of any building or improvements on the Demised Premises.

                                SECTION THIRTY
                                    WAIVER

  The waiver of, or the failure of the Lessor to take action with respect to any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition, or subsequent breach of the same, or any other term, covenant, or condition therein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant, or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

                               SECTION THIRTY-ONE
                        EFFECT OF LESSEE'S HOLDING OVER

  Any holding over after the expiration of the term of this Lease, with consent of Lessor, shall be construed to be a tenancy from month to month, at twice the monthly rental as required to be paid by Lessee for the period immediately prior to the expiration of the term hereof, and shall otherwise be on the terms and conditions herein specified, so far as applicable.

                               SECTION THIRTY-TWO
                   ENCUMBRANCE OF LESSEE'S LEASEHOLD INTEREST

  Lessee may encumber by mortgage or other proper instrument, its leasehold interest in the Demised Premises, together with all buildings and improvements placed by Lessee thereon, as security for any indebtedness undertaken by Lessee solely for the purpose of erecting such buildings and improvements. The execution of any such mortgage or other instrument, or the foreclosure thereof, or any sale thereunder, either by judicial proceedings or by virtue of any power reserved in such mortgage, or conveyance by Lessee to the holder of such indebtedness, or the exercising of any right, power, or privilege reserved in any mortgage, shall not be held as a violation of any of the terms or conditions hereof, or as an assumption by the holder of such indebtedness personally of the obligations hereof except to the extent that such holder voluntarily assumes said obligations in order to avoid termination of this Lease. No such encumbrance, foreclosure, conveyance, or exercise of right shall relieve Lessee from its liability hereunder.

  If Lessee shall encumber his leasehold interest and estate in the Demised Premises and if Lessee or the holder of the indebtedness secured by such encumbrance shall give notice to Lessor of the existence thereof and the address of such holder, then Lessor will mail or deliver to such holder, at such address, a duplicate copy of all notices in writing which Lessor may, from time to time, give to or serve on Lessee under and pursuant to the terms and provisions hereof; such copies shall be mailed or delivered to such holder, at, or as near as possible to, the same time such notices are given to or served on Lessee. Such holder may, at its option, at any time before the rights of Lessee shall be terminated as provided herein, pay any of the rents due hereunder, or pay any taxes and assessments, or do any act or thing required of Lessee by the terms hereof, or do any act or thing that may be necessary and proper to be done in the observance of the covenants and conditions hereof, or to prevent the termination hereof, all payments so made, and all things so done and performed by such holder shall be as effective to prevent a foreclosure of the rights of Lessee thereunder as the same would have been if done and performed by Lessee.

                              SECTION THIRTY-THREE
                                 PARTIES BOUND

  The covenants and conditions herein contained shall, subject to the provisions as to assignment, transfer, and subletting, apply to and bind the heirs, successors, executors, administrators, and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

                              SECTION THIRTY-FOUR
                             TIME IS OF THE ESSENCE

  Time is of the essence of this Lease, and of each and every covenant, term, condition, and provision hereof

                              SECTION THIRTY-FIVE
                                     SURVEY

  Prior to the Rent Commencement Date, Lessor, at Lessor's sole expense, shall cause to be prepared and furnished to Lessee a current on the ground plat survey of the Demised Premises. The survey shall be staked on the ground and shall be in such form and content as to permit the deletion from the title insurance policy the standard printed "survey exception". The survey shall include the following, all of which must be acceptable to the Lessee:

  a) The total acreage and net acreage of the Demised Premises, as well as the acreage of all easements, roads, rights of way, etc. within the Demised Premises;

  b) The location of all existing and proposed easements, building set-back lines, existing lot lines, improvements, streets, roads, water courses, water flood zones, and fences on or adjacent to the Demised Premises. The location of all adjoining dedicated streets and the name of the nearest intersecting dedicated streets shall be shown on the survey. The survey shall also show all places where access to and egress from the Demised Premises to public streets has been provided for;

  c) All other natural monuments, improvements or other object on the Demised Premises;

  d) Metes and bounds or other appropriate legal description of the Demised Premises; and

  e) The current zoning classification of the Demised Premises.

                              SECTION THIRTY-SIX
                                 SUBORDINATION

  This lease shall become subject and subordinate to any mortgage affecting the Property or the Demised Premises, made to a bank, trust company, savings and loan association, title company, college, university, insurance company, or federal or state pension or retirement fund, any and renewals, modifications, replacements or extensions thereof, if and when a non~disturbance and attornment agreement substantially in the form attached to this Lease as Exhibit C is entered into in respect of such mortgage. In the event of such mortgage of the Property by Lessor, Lessor shall obtain and Lessee shall execute a non~disturbance and attornment agreement from the Lessor's mortgagee.

                              SECTION THIRTY~SEVEN
                                SECURITY DEPOSIT

  Lessee has deposited TWENTY SEVEN THOUSAND ONE HUNDRED FIFTY DOLLARS ($27,150.00) with Lessor as security for Lessee's payment of rent and performance of his other obligations under this Lease, and any renewals or extensions of the Lease. If Lessee defaults in his payment of rent or performance of his other obligations under this Lease, Lessor may use all or part of the security deposit for the payment of rent or any other amount in default or for the payment of any other amount which Lessor may spend or become obligated to spend by reason of Lessee's default, or for the payment to Lessor of any other loss or damage which Lessor may suffer by reason of Lessee's default. If Lessor so uses any portion of the security deposit, Lessee will restore the security deposit to its original amount within five (5) days after written demand from Lessor. Lessor will not be required to keep the security deposit separate from its general funds and Lessee will not be entitled to interest on the security deposit. The security deposit will not be a limitation on Lessor's damages or other rights under this Lease, or a payment of liquidated damages, or an advance payment of the rent. If Lessor has evidence that the security deposit has been assigned to an assignee of the Lease, Lessor will return the security deposit to the assignee.

  In the event that the Basic Rent plus any Additional Rent for any Lease Year during the Lease Term is increased from the amount payable in the preceding Lease Year pursuant to terms hereof, Lessee shall pay to Lessor as an Additional Security Deposit held by Lessor equal to two (2) times the amount of the monthly rental due hereunder for such Lease Year.

  In the event that Lessee shall fully and faithfully comply with all of the terms, covenants and conditions of this Lease, the Security Deposit shall be returned to Lessee after the Expiration Date and after delivery of exclusive possession of the Demised Premises to Lessor. In the event of a sale or leasing of Market Square East or any part thereof which includes the Demised Premises, Lessor shall have the right to transfer the Security Deposit to the vendee and lessee and Lessor shall ipso facto be released by Lessee from all liability for
                        ---- -----
the return of such Security Deposit, and Lessee agrees to look solely to the new Lessor for the return of the Security Deposit. The provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new Lessor. Lessee further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited as security and that neither Lessor nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. If Lessor has evidence that the security deposit has been assigned to an assignee of the Lease, Lessor will return the security deposit to the assignee.

  If at any time during the period of time the Lessee is given possession of the Demised Premises or throughout the Lease Term or at the Expiration Date or other termination of the Lease Term the Lessee is in default under any covenant or obligation contained in this Lease, the Lessor shall have a lien on all stock-in-trade, inventory and fixtures, equipment and facilities of the Lessee, as security against loss or damage resulting from any such default by the Lessee and the said stock-in-trade, inventory, fixtures, equipment or facilities shall not be removed by the Lessee until such default is cured, unless otherwise permitted in writing by the Lessor. The provisions of this Section Thirty Seven shall survive the Lease Term or earlier termination of this Lease. Consistent with the provisions of 11A V.I.C. (S)1-102(3) and notwithstanding the provisions 11A V.I.C. (S)9-104(b), Lessee hereby acknowledges and agrees that the provisions of Article 9 of the Uniform Commercial Code as codified in 11A V.I.C.
(S)9-101 et seq. shall govern the Lessor's rights and remedies under this Section Thirty Seven.

                              SECTION THIRTY-EIGHT
                            MISCELLANEOUS PROVISIONS

  (a) Nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto.

  (b) Lessee hereby agrees that it will, at any time and from time to time, within fifteen (15) calendar days following written notice by the other party hereto specifying that it is given pursuant to this Section, execute, acknowledge and deliver to the party who gave such notice a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications), and the dates to which the Basic Rent and Additional Rent and any other payments due hereunder from Lessee have been paid and stating whether or not to the best of the knowledge of the signer of such certificate the other party is in default in performance of any term, covenant or condition contained in this Lease, and, if so, specifying each such default of which the signer may have knowledge.

  (c) Lessee hereby certifies that it has not dealt with any broker with regard to the Demised Premises or this Lease. Lessee will indemnify, hold harmless and defend Lessor against any loss, liability and expense (including attorneys' fees and court costs) arising out of claims for fees or commissions from anyone claiming to have brought Lessee to the Demised Premises, to have assisted Lessee with this Lease or negotiations connected with this Lease.

  (d) The laws of the U.S. Virgin Islands shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision. All negotiations, considerations, representations and understandings between the parties are incorporated in this Lease. The computation of any time period in this Lease shall not include the day of the act, event or default from which the designated time period begins to run, all other calendar days shall be included in the computation; provided, however, that where this Lease refers to business days, Saturdays, Sundays and federal holidays shall not be included. The captions as to contents or particular paragraphs herein are inserted only for convenience, and are in no way to be construed as a part of this Lease or as a limitation on the scope of the particular paragraphs to which they refer. Whenever herein the singular number is used, the same shall include the plural; and the neuter gender shall include the masculine and feminine gender.

  (e) The terms, covenants and conditions herein contained, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns. Each term, covenant and condition herein contained shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this Lease unless otherwise expressly provided.

  (f) All negotiations, representations, considerations, undertakings, understandings and agreements heretofore made between the parties hereto are merged in this Lease, which alone fully and completely expresses the agreement between Lessor and Lessee and any executory agreement hereafter made shall be ineffective to change, modify discharge or effect and abandonment of it in whole or part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

  (g) If Lessee is a corporation or partnership and if at any time during the Lease Term the Person(s) or entity who, at the time of the execution of this Lease, own(s) a majority of such corporation's shares or the general partners' interests in such partnership, as the case may be, cease(s) to own a majority of such shares or general partners' interests, as the case may be (including as the result of transfers by phantom stock or stapled stock but expressly excluding transfers by bequest or inheritance), such transfer of ownership shall be deemed an assignment of Lessee's interest in this Lease, which transfer shall be subject to the provisions of hereof regarding assignment of the Lessee's interest.

  (h) If the Lessee is a corporation, simultaneously with execution of this Lease, the principal shareholders of the Lessee shall execute a Guaranty of Lease, in the form attached hereto as Exhibit E, in which the principals, as guarantor, shall jointly and severally, personally guaranty the obligations of the Lessee under this Lease. If the Guarantor is a corporation or partnership and if at any time during the Lease Term the Person(s) or entity who, at the time of the execution of the Guaranty, own(s) a majority of such corporation's shares or the general partners' interests in such partnership, as the case may be, cease(s) to own a majority of such shares or general partners' interests, as the case may be (including as the result of transfers by phantom stock or stapled stock but expressly excluding transfers by bequest or inheritance), such transfer of ownership shall entitle the Lessor to require new Guaranties from guarantors whose financial condition is as good or better than the financial condition of the Guarantor at the inception of this Lease. Failure to provide such new Guaranties shall be deemed a default hereunder.

  The Guarantor agrees to provide to the Lessor prior to the execution of this lease and thereafter, on demand a list containing the following information:

  (1) names of all shareholders holding 10% or more of the outstanding shares of the Guarantor;

  (2) the number of shares held by each shareholder holding 10% or more the outstanding shares of the Guarantor; and

  (3)     the total number of shares outstanding.

  Annually, within ninety (90) days of the end of each fiscal year, the Lessee and any guarantor of Lessee's obligations hereunder shall provide to the Lessor audited financial statements as of the close of such fiscal year.

  (i) Nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto.

  (j) Lessee hereby agrees that it will, at any time and from time to time, within fifteen (15) calendar days following written notice by the other party hereto specifying that it is given pursuant to this Section, execute, acknowledge and deliver to the party who gave such notice a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Basic Rent and Additional Rent and any other payments due hereunder from Lessee have been paid and stating whether or not to the best of the knowledge of the signer of such certificate the other party is in default in performance of any term, covenant or condition contained in this Lease, and, if so, specifying each such default of which the signer may have knowledge.

  (k) Lessee hereby certifies that it has not dealt with any broker with regard to the Demised Premises or this Lease. Lessee will indemnify, hold harmless and defend Lessor against any loss, liability and expense (including attorneys' fees and court costs) arising out of claims for fees or commissions from anyone claiming to have brought Lessee to the Demised Premises, to have assisted Lessee with this Lease or negotiations connected with this Lease.

     IN WITNESS WHEREOF, the parties have executed this Lease on the day and year first above written.

                                    LESSOR:
                                    ------

WITNESSES:                          MARKET SQUARE EAST, INC.

/s/ Mona L. Charles             BY: /s/ John P. deJongh Jr.
-------------------------           ----------------------------------
                                    John P. deJongh Jr., President
                                                                      [SEAL]
/s/ Julienne Watley
-------------------------

                            ATTEST: /s/ Cornel A. Williams
                                    ----------------------------------
                                    Cornel A. Williams, Secretary

                                    LESSEE:
                                    ------
                                    CULUSVI, INC.


/s/ James J.                    BY: /s/ Michael
-------------------------           ----------------------------------
                                                          , President

-------------------------                                       [SEAL]
                            ATTEST: /s/ Allan Youngberg
                                    ----------------------------------
                                                          , Secretary

                                  EXHIBIT A

                                SURVEY PLAN AND

                             PROPERTY DESCRIPTION

       [BRIAN MOSELEY AND ASSOCIATES, INC. LAND SURVEY OF LEASE AREA 'A']

              [LETTERHEAD OF BRIAN MOSELEY AND ASSOCIATES, INC.]

                                               DWG. NO. 3267-3A

                                               August 27, 1997

                                               Lease Area A of Parcel 1-2
                                               Estate Donoe
                                               No. 2 New Quarter
                                               St. Thomas, US Virgin Islands
BOUNDARY DESCRIPTION:


Beginning at a point identified as N 185399.56 E 1030407.07, based on Puerto Rico/US Virgin Islands Lambert Grid projection and common to parcel 1-2, the line runs;

N 90 00' W a distance of 182.0' on parcel 1-2 to a point, thence


N 00 00' E a distance of 162.7' on parcel 1-2 to a point, thence

N 90 00' W a distance of 17.0' on parcel 1-2 to a point, thence

N 00 00' E a distance of 52.3' on parcel 1-2 to a point, thence

Northerly an arc distance of 24.8' on a right curve whose radius is 40.0' on parcel 1-2 to a point, thence

Easterly an arc distance of 100.0' on a right curve whose radius is 492.6' on parcel 1-2 to a point, thence

N 85 22' E a distance of 78.6' on parcel 1-2 to a point, thence

S 00 00' E a distance of 75.5' on parcel 1-2 to a point, thence

N 90 00' E a distance of 15.0' on parcel 1-2 to a point, thence

S 00 00' E a distance of 187.2' on parcel 1-2 to the point of origin.

Bearings are correlated to Lambert Grid.

The area is 46,538 sq. ft./1.068 acre.


                       Brian Moseley and Associates, Inc.

                               /s/ Brian M. Moseley,

                               Brian M. Moseley, RLS #502

                                  EXHIBIT B

                            DEVELOPMENT GUIDELINES

                                  EXHIBIT - B

                              DESIGN REQUIREMENTS

                              MARKET SQUARE EAST


The following are the design requirements for Market Square East.

  A. BUILDING PLANS & SPECIFICATIONS
     All plans at the preliminary stage and at the final stage must be approved by Market Square East, Inc. (MSE). Drawings required for preliminary approval include but are not limited to the following:

           1. Site Plan
           2. Floor Plan(s)
           3. Elevations
           4. Section(s)
           5. Landscape Plan
           6. Sign Design and Location
           7. Samples of Colors of Exterior Buildings
           8. List of Exterior Building Materials

  B. FLOOR AREA RATIO
     The maximum floor area ratio for all structures shall be one (1) for any leased lot.

  C. OFF-STREET PARKING
     1. A common parking lot designed to accomodate 235 parking spaces will be provided by the Lessor (MSE). Per Lessor's approved site plan.
     2. A minimum of one (1) off-street loading space shall be provided per building by Lessee.

  D. BUILDING SETBACKS FROM LEASE LINES/PROPERTY LINES
     Per Lessor's approved site plan.


  E. MAXIMUM BUILDING HEIGHT
     The maximum building height measured from the lowest useable floor elevation shall be per Lessor's design guidelines (see Exh. B illustrations for design intent)

  F. BUILDING MASS
     Where there are no set formulas for calculating allowable building mass, Lessor has the right to reject any design that is not in reasonable compliance with Lessor's design guidelines as illustrated and noted in Exh. B.

Market Square East
Design Requirements
Page 2


G. SERVICE/DELIVERY AREAS
   All service/delivery areas are to be screened from neighboring lots and the street, by means of fences, vegetation and/or decorative walls.

H. TRASH CONTAINMENT
   All trash shall be stored in a screened area on each tenant's site. Unless otherwise agreed upon, trash, refuse, garbage shall be removed a minimum of once every forty-eight hours, or when the containers are full (Restaurants and other food operations shall haul daily.)

I. BUILDING MATERIALS
   See Lessor's design guidelines in Exh. B for approved material recommendations.

J. SITE/UTILITIES
   1. Electrical service is supplied at or near the corner of the lots via conventional pad mounted transformers fed from above ground utility poles. Lessee will need to contact WAPA directly with anticipated load requirements, service dates and meter location. Lessor will want to review the location of any other utility requirements including telephone, cable T.V., antennas and satellite dish installations to verify that they are coordinated with existing utility easements, height clearances, the design guidelines and underground utility installations.

   2. Lessee is required to provide cisterns for rain water collection of usable water.

   3. Lessor will provide sanitary sewer lines, manholes and individual connection points to the boundary line of each lease area as shown on Lessor's site utility plan.

   4. Lessor will deliver the site clear of vegetation, compacted and graded to a specified elevation within the boundaries of the leased area.

K. BUILDING COLORS
   See Lessor's design guidelines in Exh. B for approved color recommendations.

L. SIGNAGE
   See Lessor's design guideline illustrations and notes in Exh. B for approved signage size and placement recommendations. ALL SIGNAGE MUST BE PRE-APPROVED BY MSE.

M. SITE AND SIGN LIGHTING
   Each tenant is expected as part of the design of each plot to include exterior

Market Square East
Design Requirements
Page 3



M. SITE AND SIGN LIGHTING (cont.):
   lighting for walkways and landscaping. MSE will supply street and parking lot lighting, but all areas to be leased shall be lighted. MSE reserves the right to reject all glaring lights, flashing or rotating lights, or badly designed lighting.

O. LANDSCAPING
   See Lease Agreement for requirements.

                                  EXHIBIT 'B'

--------------------------------------------------------------------------------

                                                 INTENT OF DESIGN GUIDElINES:
                                                 To allow individual tenant
[DRAWING APPEARS HERE]                           expression and design
                                                 flexibility while maintaining a
                                                 certain level of design
                                                 consistency to assure a uniform
                                                 development image for all
                                                 phases of the Market Square
View from parking lot looking West               East development.

                                           DESIGN FORMS:
                                           Buildings should evoke the local
                                           architecture. For the larger
                                           structures this could be achieved by
                                           keeping the "big box" as a simple,
                                           flat roof building with the addition
[DRAWING APPEARS HERE]                     of a pedestrian arcade or entrance
                                           structure that uses the local
                                           architectural vocabulary. Sloped
                                           roofs, covered arcades, windows,
                                           shutters and similar elements are
                                           encouraged. Prominent corners and
                                           facades will required additional
                                           design attention. Rooftop mechanical
                                           equipment should be located to
                                           minimize views of the equipment from
Phase I Site Plan                          the main parking lots and main access
                                           roads. All building elevations should
                                           have the same exterior wall treatment
                                           to assure a consistent image on every
                                           side of the building.

                                           COLORS:
                                           A palette of owner approved colors
[DRAWING APPEARS HERE]                     needs to be matched to assure design
                                           consistency for the project.

                                           EXTERIOR WALL SYSTEMS:
                                           Approved systems: 1. Smooth metal
                                           panel system that allows horizontal
                                           banding.
View from Route 38 looking North           2. EIFS or plaster type finishes with
                                           horizontal banding in multiple
                                           colors. Reveal details are required
                                           at every color change.

                                           ENTRANCE SIGN:
[DRAWING APPEARS HERE]                     Landlord will provide externally lit
                                           entrance signs with tenant directory
                                           identification.

                                           Any proposed design will require full
View from Route 38 looking West            review and approval by Landlord and
                                           it's masterplanning consultant.

--------------------------------------------------------------------------------
                              MARKET SQUARE EAST
                               St. Thomas, USVI
                               Design Guidelines
                    Prepared for: Market Square East. Inc.
      Prepared by: Wallace Roberts & Todd, master planners and architects

                            [DRAWING APPEARS HERE]

                                              VIEW FROM PARKING LOT LOOKING WEST

                                                              MARKET SQUARE EAST
                                                              Design Guidelines
                                                              Exh. B.

                            [DRAWING APPEARS HERE]

                                                 VIEW FROM ROUTE 38 LOOKING WEST

                                                              MARKET SQUARE EAST
                                                              Design Guidelines
                                                              Exh. B.

                            [DRAWING APPEARS HERE]

VIEW FROM ROUTE 38 LOOKING NORTH

   MARKET SQUARE EAST
   Design Guidelines
   Exh. B.

                                   EXHIBIT C

           AGREEMENT OF SUBORDINATION, NON-DISTURBER AND ATTORNMENT

                   AGREEMENT OF SUBORDINATION, NON-DISTURBER
                                 AND ATTORNMENT

     THIS AGREEMENT is made this 6th day of November, 1997 by and among MARKET SQUARE EAST, INC., a U.S. Virgin Islands corporation (the "Lessor") whose mailing address is P.O. Box 7020, St. Thomas, U.S. Virgin Islands 00801, BANCO POPULAR de PUERTO RICO ("Banco Popular") whose mailing address is P.O. Box 8580, St. Thomas, U.S. Virgin Islands 00801, and CULUSVI, INC., a U.S. Virgin Islands corporation (the "Lessee") whose mailing address is 12410 S.E. 32nd Street, Bellevue, Washington 98005.

                                  WITNESSETH:

     WHEREAS, Lessor is the owner in fee simple of the following described real property:


          Parcel No. 1-2 Estate Donoe
          No. 2A New Quarter
          St. Thomas, U.S. Virgin Islands

          WHEREAS, under the terms of a certain Ground Lease dated October 20, 1997 between the Lessor and the Lessee, as amended (collectively, the "Lease") Lessor did lease, let and demise to Lessee a portion of the above-described real property described in the Lease as Lease Area A of Parcel No. 1-2 Estate Donoe (the "Premises"); and

     WHEREAS, the Lessor has or will mortgage the real property described above by First Priority Mortgage Construction Security Interest dated November 6, 1997 (the "BP Mortgage") to Banco Popular as security for a loan to Lessor (the "Loan"); and

     WHEREAS, the Lessor has conditionally assigned the Lease and the rents to be derived therefrom to Banco Popular as security for the Loan (the "Assignment"); and

     WHEREAS by this Agreement of Subordination, Non-Disturber and Attornment the parties hereto desire to establish their rights and obligations with respect to the Lease, the BP Mortgage and the Assignment;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lessor, the Lessee, and Banco Popular, intending to be legally bound, hereby consent and agree as follows:

     l. This Agreement shall control notwithstanding any contrary provisions in the Lease.

     2. As provided in Section Thirty Six of the Lease, the Lessee hereby agrees that the Lease and any and all liens, estates, rights, options and charges created thereby are subject to and subordinate to the lien created by the BP Mortgage.

     3. Except as set forth herein, and provided that the Lessee is not in default under the terms of the Lease and the Lessee is then in possession of the Premises the following shall apply:

        (a) The right of possession of the Lessee to the Premises and Lessee's rights arising out of the Lease shall not be affected or disturbed by Banco Popular in the exercise of any of its rights under the BP Mortgage or the Assignment; and

        (b) Notwithstanding the exercise by Banco Popular of all or any of its rights and remedies under the BP Mortgage or the Assignment, the Lease shall continue in full force and effect, and Banco Popular shall recognize the Lease and the Lessee's rights thereunder, including any extension options provided therein, and will thereby establish direct privity of contract as between Banco Popular and the Lessee with the same force and effect and with the same relative priority in time and right as though the Lease were originally made directly from Banco Popular in favor of the Lessee.

  4. Except as set forth herein, in the event Banco Popular obtains title to the real property described above through foreclosure or deed in lieu of foreclosure under the BP Mortgage, the Lessee agrees to continue occupancy of the Premises and to make full and complete attornment to Banco Popular, its successors and assigns, for the balance of the term of the Lease, including any extensions and renewals thereof, upon the same terms, covenants and conditions as provided in the Lease subject, however, in all events to the terms, covenants and conditions of this Agreement, so as to establish direct privity of estate and contract as between Banco Popular, its successors and assigns, and the Lessee with the same force and effect and relative priority in time as though the Lease were originally made directly from Banco Popular, or such successors or assigns, to Lessee.

  5. Banco Popular shall not, by virtue of the BP Mortgage, the Assignment or this Agreement, or by virtue of its exercise of all or any rights and remedies thereunder, be liable to Lessee in any way or to any extent:

     (a) For any past act or default on the part of the Lessor under the Lease occurring at any time prior to Banco Popular succeeding to the rights of the Lessor, and Lessee shall have no right to assert same or any damages arising therefrom as an offset or defense against Banco Popular; or

     (b) For any prepayment of rent or security deposit given to or held by the Lessor under the Lease, except to the extent that Banco Popular has actually received such prepaid rent or security deposit out of accounts of the Lessor specifically designated for such diligently pursued. Lessee expressly acknowledges that Banco Popular shall have no obligation to cure such default of Lessor.

     9. This Agreement shall inure to the benefit of and shall be binding upon Lessee, Lessor, and Banco Popular, and their respective heirs, personal representatives, successors and assigns. In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement shall not be affected thereby, and in the place of such invalid illegal or unenforceable provisions there shall be substituted a like, but valid, legal and enforceable provision which most nearly accomplishes the original intention of the parties, as evidenced by this Agreement. This Agreement shall be governed by and construed according to the laws of the U.S. Virgin Islands.

     IN WITNESS WHEREOF, the parties hereto have caused this writing to be signed, sealed and delivered on the day and year first above written.

                            LESSOR:
WITNESSES:
                            MARKET SQUARE EAST, INC., a U.S. Virgin
                            Islands corporation

/s/ Fiona L. Charlet
---------------------

/s/Julienne Watley
---------------------
                             By: /s/ John P. de Jongh
                                -----------------------------
                                John P. de Jongh, Jr., President

                                                                     [SEAL]

                             Attest: /s/ Cornel A. Williams
                                    ------------------------
                                    Cornel A. Williams, Secretary

                             BANCO POPULAR de PUERTO RICO



                             By: /s/ J. Arthur Downing
                                -----------------------
                                J. Arthur Downing,
                                Senior Vice President



                             LESSEE:

                             CULUSVI, INC.



/s/ James F. Arcuri          By:/s/ Allan Youngberg
-------------------             ----------------------
                                Vice President duly authorized

/s/ Julie Abner
-------------------




TERRITORY OF THE U.S. VIRGIN ISLANDS        )
                                            )SS.:
JUDICIAL DISTRICT OF ST. THOMAS AND ST. JOHN)


     The foregoing instrument was acknowledged before me this 14th day of November, 199 by John P. de Jongh, Jr., as President of Market Square East, Inc., on behalf of said corporation.



                                       /s/
                                       -------------------
                                          NOTARY PUBLIC

TERRITORY OF THE U.S. VIRGIN ISLANDS         )
                                             )SS.:
JUDICIAL DISTRICT OF ST. THOMAS AND ST. JOHN )


     The foregoing instrument was acknowledged before me this 14th day of November, 1997 by J. Arthur Downing, Senior Vice President of Banco Popular de Puerto Rico.



                                       /s/ J. Arthur Douning
                                       ------------------------
                                            NOTARY PUBLIC





STATE OF WASHINGTON             )
                                )SS.:
COUNTY OF KING                  )


     The foregoing instrument was acknowledged before me this 19th day of September, 1997 by Allan C. Youngberg as Vice President of CULUSVI, INC. on behalf of said corporation.




                                       /s/ Gerald J. Rose
                                       ------------------------
                                           NOTARY PUBLIC

                                   EXHIBIT D

                            PRELIMINARY SIGN DESIGNS


           PLEASE SEE EXHIBIT B DESIGN GUIDELINES FOR PRELIMINARY SIGN
                      DESIGNS AND LESSOR SIGN REQUIREMENTS

                                   EXHIBIT E

                                   GUARANTY

                               GUARANTY OF LEASE

     THIS GUARANTY OF LEASE (the "Guaranty") is dated as of the 20th day of October, 1997, by COST-U-LESS, INC., a Washington corporation with an address of 12410 S.E. 32nd Street, Bellevue, Washington 98005 (the "Guarantor").

     WHEREAS, MARKET SQUARE EAST, INC. ("Lessor") and CULUSVI, INC., a Virgin Islands corporation ("Lessee") are parties to a lease dated October 1, 1997 (as may hereafter from time to time be amended, the "Lease") for premises (the "Premises") located at Lease Area A of Parcel No.1-2 Estate Donoe, St. Thomas, U.S. Virgin Islands; and

     WHEREAS, as a condition to obtaining Lessor's agreement to enter into the Lease with Lessee, Lessor requires Guarantor as the sole shareholder of all of the stock of the Lessee to guarantee all obligations of Lessee under the Lease;

     NOW THEREFORE, in consideration of Lessor's entering into the Lease with Lessee, Guarantor, intending to be legally bound, hereby agrees as follows:

     Section 1.   GUARANTY. Guarantor, jointly and severally, hereby guarantees
                  --------
to Lessor the full performance of Lessee's obligations under the Lease. This Guaranty extends to payment of basic rent (as adjusted from time to time), additional rent and all other charges required to be paid under the Lease, including Lessee's indemnification of Lessor.

     Section 2.   Waiver. Guarantor waives all notices or demands given or
                  ------
required to be given to Lessee under the Lease. This waiver extends to any notice of default under the Lease and to any notice of modification, extension or indulgence granted to Lessee. Guarantor waives all right to trial by jury in any action or proceeding hereinafter instituted by Lessor with respect to the Lease or the relationship between Lessor and Lessee.

     Section 3. Term of Guaranty.

          3.1  Duration. This Guaranty shall commence on the date of the Lease
               --------
and remain in effect during the entire term of the Lease, including any option, renewal or extension terms, and thereafter until Lessee has discharged all of its obligations under the Lease.

          3.2  No Termination. This Guaranty shall not be terminated, modified,
               --------------
or impaired because of any of the following actions: (a) the extension, modification or amendment of the Lease; (b) any action Lessor may take or fail to take against Lessee; (c) any waiver or failure to enforce any of the rights or remedies available to Lessor or to which Lessor may be entitled under law or in equity; (d) any assignment by Lessee of Lessee's leasehold interest in the Premises or any sublease of the Premises; (e) any use or change in use of the Premises; (f) damage to, destruction of or taking by power of eminent domain of all or any part of the Premises; (g) any other dealings between Lessor and Lessee; or (h) any bankruptcy, insolvency, dissolution, liquidation, receivership, trusteeship, reorganization, assignment for the benefit of creditors, bankruptcy or rejection of the Lease in any bankruptcy, or other similar proceeding affecting Lessee, whether voluntary or involuntary.

     Section 4.   Enforcement of this Guaranty.
                  ----------------------------

           4.1    Action of Proceeding. At Lessor's option, (a) Guarantor may be
                  --------------------
joined in any action or proceeding against Lessee in connection with the Lease, or (b) Lessor may recover against Guarantor in any action or proceeding even if Lessor does not pursue or exhaust its remedies against Lessee.

           4.2    Judgment Binding. Guarantor shall be conclusively bound by the
                  ----------------
judgment in any action or proceeding brought by Lessor against Lessee in connection with the Lease as if Guarantor were a party to the action or proceeding, even if Guarantor is not joined in the action or proceeding as a party, and regardless of the jurisdiction in which the action or proceeding is brought.

          4.3  Proceedings. Guarantor irrevocably consents to the jurisdiction
               -----------
of any court in the U.S. Virgin Islands for any proceedings arising out of this Guaranty or the enforcement hereof, and waives the right to trial by jury in any such proceeding. In the event of a default by Lessee under the Lease where Lessor shall employ attorneys or incur other expenses for the enforcement of performance or observance of any obligation or agreement on the part of the Guarantor contained in this Guaranty, the Guarantor shall on demand reimburse the reasonable fees of such attorneys and such other expenses so incurred.

     Section 5. Miscellaneous. This Guaranty shall apply to and bind the
                ------------
successors and assigns of Guarantor. If any provision of this Guaranty shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Guaranty and all such other provisions shall remain in full force and effect.

     IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date and year first above written.


WITNESSES:

                                             GUARANTOR:

                                    COST-U-LESS, INC., a Washington
                                    corporation



/s/ James F. Arcuri                   By:/s/ Allan C. Youngberg
--------------------                     ----------------------



--------------------

STATE OF WASHINGTON       )
                          )SS.:
COUNTY OF KING            )


     The foregoing instrument was acknowledged before me this 19 day of September, 1997 by Allan C. Youngberg as Vice President of COST-U-LESS, a Washington corporation on behalf of said corporation.



                                        /s/ Gerald J. Rose
                                        -----------------------
                                             NOTARY PUBLIC

                                      -3-